UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.      )
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Mueller Water Products, Inc.
(Name of Registrant as Specified In Its Charter)

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December 14, 2011
To My Fellow Stockholders:
It is my pleasure to invite you to attend the 2012 Annual Meeting of Stockholders of Mueller Water Products, Inc. to be held on Wednesday, January 25, 2012 at 10:00 A.M. local time at the InterContinental Buckhead hotel in Atlanta, Georgia. The meeting will begin with a discussion of, and voting on, the matters described in the attached Notice of Annual Meeting of Stockholders and Proxy Statement, followed by my report on our company's financial performance and operations.
The Proxy Statement is critical to our corporate governance process and to affirming the strategic direction of our company. The Proxy Statement provides you with important information about our board of directors and certain executive officers. It also informs you of steps we are taking to fulfill our responsibilities to you as a stockholder. In addition, we use the Proxy Statement to discuss the proposals that require your vote and to solicit your vote, to the extent that you do not attend the Annual Meeting in person. The Proxy Statement includes a description of each proposal. Our board of directors recommends that stockholders vote “FOR” proposals 1, 2, 3 and 4. Please read each proposal carefully, study the recommendations of the board of directors and its committees and vote promptly.
Your vote is important to us. Your broker cannot vote on certain of the proposals without your instruction. Please inform us, or your broker, as to how you would like us to vote your shares on the proposals set forth in the Proxy Statement if you do not plan to attend the Annual Meeting in person.
On behalf of our management team and our board of directors, I want to thank you for your continued support and confidence in our company.
Sincerely,
GREGORY E. HYLAND
Chairman of the Board, President and Chief Executive Officer

YOUR VOTE IS IMPORTANT TO US. PLEASE REVIEW THE ATTACHED MATERIALS AND SUBMIT YOUR VOTE PROMPTLY USING THE INTERNET, BY TELEPHONE OR BY MAIL.

______________________________
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JANUARY 25, 2012
 ______________________________

To the Stockholders:
NOTICE IS HEREBY GIVEN that the 2012 Annual Meeting of Stockholders (the “Annual Meeting”) of Mueller Water Products, Inc., a Delaware corporation (the “Company”), will be held at 10:00 A.M., local time, on Wednesday, January 25, 2012 at the InterContinental Buckhead hotel, 3315 Peachtree Road, N.E., Atlanta, Georgia, 30326, for the following purposes:

1.	to elect, as members of the board of directors to serve for the ensuing year, the 11 nominees named in the Proxy Statement;

2.	to hold an advisory vote on executive compensation;

3.	to approve an amendment to the Amended and Restated 2006 Stock Incentive Plan;

4.	to ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for fiscal 2012; and

5.	to transact such other business as may properly come before the Annual Meeting and any adjournments thereof.
Holders of record of common stock at the close of business on November 28, 2011, the record date for voting at the Annual Meeting, are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: the Proxy Statement and the annual report are available at www.proxyvote.com (for beneficial holders) and www.proxyvoting.com/mwa (for registered holders).
The Company is taking advantage of the Securities and Exchange Commission rules allowing companies to furnish proxy materials to stockholders over the Internet. The Company believes that this “e-proxy” process expedites stockholders' receipt of proxy materials, while also lowering the costs and reducing the environmental impact of the Annual Meeting. We anticipate that a Notice of Internet Availability of Proxy Materials containing instructions on how to access the Proxy Statement and the annual report and how to vote over the Internet or how to request and return a proxy card by mail will first be mailed to our stockholders on or before December 16, 2011. Please refer to the Notice of Internet Availability of Proxy Materials, proxy materials email or proxy card you received for information on how to vote your shares and to ensure that your shares will be represented and voted at the Annual Meeting even if you cannot attend.
By order of the board of directors
GREGORY E. HYLAND
Corporate Secretary
Atlanta, Georgia
December 14, 2011

Please note that attendance at the Annual Meeting will be limited to stockholders of Mueller Water Products, Inc. as of the record date (or their authorized representatives). You will be required to provide the admission ticket that is detachable from your proxy card or other evidence of ownership. If your shares are held by a bank or broker, please bring to the meeting your bank or broker statement evidencing your beneficial ownership of the Company’s stock as of the record date to gain admission to the meeting.

1200 Abernathy Road, N.E.
Suite 1200
Atlanta, Georgia 30328
______________________________
PROXY STATEMENT
______________________________
Mueller Water Products, Inc. (the “Company”) is furnishing this Proxy Statement in connection with the solicitation by the board of directors (the “Board”) of the Company of proxies for its 2012 annual meeting of stockholders and any adjournments of the meeting (the “Annual Meeting”) for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held on Wednesday, January 25, 2012 at 10:00 A.M. local time, at the InterContinental Buckhead hotel, 3315 Peachtree Road, N.E., Atlanta, Georgia 30326.
We anticipate that a Notice of Internet Availability of Proxy Materials containing instructions on how to access this Proxy Statement and annual report and how to vote over the Internet or how to request and return a proxy card by mail will first be mailed to our stockholders on or before December 16, 2011.
QUESTIONS ABOUT VOTING AND THE ANNUAL MEETING
What is the purpose of this Proxy Statement?
The Proxy Statement provides information regarding matters to be voted on at the Annual Meeting. Additionally, the Proxy Statement contains certain information that the Securities and Exchange Commission (the “SEC”) requires the Company to provide annually to its stockholders. The Proxy Statement is also used by the Board to solicit proxies to be used at the Annual Meeting. Proxies are solicited to give all stockholders of record an opportunity to vote on the matters to be presented at the Annual Meeting, even if they cannot attend the meeting in person. The Board has designated a proxy committee, which will vote the shares represented by proxies at the Annual Meeting in the manner indicated by the proxies. The members of the proxy committee are Gregory E. Hyland and Evan L. Hart.
Why will I receive a Notice of Internet Availability of Proxy Materials in the mail instead of a printed set of proxy materials?
We are permitted by SEC rules to furnish our proxy materials over the Internet to our stockholders by delivering a Notice of Internet Availability of Proxy Materials in the mail. We believe that this "e-proxy" process expedites stockholders' receipt of proxy materials, while also lowering the costs and reducing the environmental impact of the Annual Meeting. Unless requested, you will not receive a printed copy of the proxy materials in the mail. Instead, the Notice of Internet Availability of Proxy Materials instructs you on how to access and review the Proxy Statement and the annual report over the Internet at www.proxyvote.com (for beneficial holders) and www.proxyvoting.com/mwa (for registered holders). The Notice of Internet Availability of Proxy Materials also instructs you how you may submit your proxy over the Internet, or how you can request a full set of proxy materials. If you receive a Notice of Internet Availability of Proxy Materials in the mail and would like to receive a printed copy of the proxy materials, you should follow the instructions for requesting these materials provided in the Notice of Internet Availability of Proxy Materials.
Who is entitled to vote on the matters discussed in the Proxy Statement?
You are entitled to vote on the matters discussed in the Proxy Statement if you were a stockholder of record of the Company's Series A common stock (“Common Stock”) as of the close of business on November 28, 2011. Your shares can be voted at the Annual Meeting only if you are present in person or represented by a valid proxy.

What constitutes a quorum for the Annual Meeting?
The holders of a majority of the voting power of the outstanding shares of Common Stock as of the close of business on the record date must be present, either in person or represented by proxy, to constitute a quorum necessary to conduct the Annual Meeting. On the record date, there were issued and outstanding 155,801,883 shares of Common Stock. This total excludes treasury shares, which are not outstanding. Shares represented by proxies received but marked as abstentions or as withholding voting authority for any or all director nominees, and shares represented by proxies received but reflecting broker non-votes, will be counted as present at the Annual Meeting for purposes of establishing a quorum.
How many votes am I entitled to for each share of Common Stock that I hold?
Each share of Common Stock represented at the Annual Meeting is entitled to one vote.
What proposals will require my vote?
You are being asked to vote on the following:

•	The election of the 11 director nominees named in the Proxy Statement (Proposal 1);

•	To hold an advisory vote on executive compensation (the “Say-on-Pay” vote) (Proposal 2);

•	To amend the Amended and Restated 2006 Stock Incentive Plan to increase the number of shares reserved for issuance under the plan by 4,500,000 shares (Proposal 3); and

•	The ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the year ending September 30, 2012 (“fiscal 2012”) (Proposal 4).
What vote is required to approve each proposal, and how will my vote be counted?
Proposal 1: Election of Directors
The 11 director nominees who receive the highest number of properly executed votes will be elected as directors. Any shares that are not voted (whether by abstention or otherwise) will have no impact on the vote.
Proposal 2: Say-on-Pay Vote
This proposal requires approval by the holders of a majority of the voting power of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting.
Proposal 3: Amendment to Amended and Restated 2006 Stock Incentive Plan
This proposal requires approval by the holders of a majority of the voting power of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting.
Proposal 4: Ratification of the Appointment of the Independent Registered Public Accounting Firm
This proposal requires approval by the holders of a majority of the voting power of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting.
How does the Board recommend that I vote?
The Board recommends that you vote:

•	“FOR” the election of the 11 director nominees named in this Proxy Statement (Proposal 1);

•	“FOR” the approval, on an advisory basis, of the compensation of the Company's named executive officers (Proposal 2);

•	"FOR" the amendment to the Amended and Restated 2006 Stock Incentive Plan to increase the number of shares reserved for issuance under the Stock Plan by 4,500,000 shares (Proposal 3); and

•	“FOR” ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for fiscal 2012 (Proposal 4).

How do I vote?
You have four voting options if you are a registered stockholder:

•	over the Internet at the web address noted in the Notice of Internet Availability of Proxy Materials, proxy materials email or proxy card that you received (we encourage you to vote in this manner);

•	by telephone through the number noted in the proxy card that you received (if you received a proxy card);

•	by signing and dating your proxy card (if you received a proxy card) and mailing it in the prepaid and addressed envelope enclosed therewith; or

•	by attending the Annual Meeting and voting in person.
We encourage you to vote your shares as soon as possible by proxy even if you plan to attend the Annual Meeting.
What is the difference between a registered stockholder and a beneficial holder of shares?
If your shares are registered directly in your name with our transfer agent, BNY Mellon, you are considered a “registered stockholder” with respect to those shares. Registered stockholders will receive a Notice of Internet Availability of Proxy Materials containing instructions on how to access this Proxy Statement and the annual report and how to vote over the Internet or how to request and return a proxy card by mail.
If your shares are held in “street name” through a broker, bank or other nominee, you are considered the “beneficial holder” of the shares held for you. Beneficial holders of shares should refer to the instructions provided by their broker, bank or other nominee regarding how to vote or to revoke voting instructions. The availability of Internet and telephone voting depends on the voting processes of the broker, bank or other nominee. As the beneficial holder, you have the right to direct your broker, bank or other nominee how to vote your shares. Beneficial holders may vote in person only if they have a legal proxy to vote their shares as described below.
I am a beneficial holder. How are my shares voted if I do not return voting instructions?
Your shares may be voted if they are held in the name of a brokerage firm, even if you do not provide the brokerage firm with voting instructions. Under New York Stock Exchange rules, brokerage firms have the authority to vote shares on certain routine matters for which their customers do not provide voting instructions by the 10th day before the meeting.
The election of directors and votes on matters that relate to executive compensation, such as the Say-on-Pay vote, are not considered routine. When a proposal is not a routine matter and the brokerage firm has not received voting instructions from the beneficial holder of the shares with respect to that proposal, the brokerage firm CANNOT vote the shares on that proposal - this is called a “broker non-vote.” In tabulating the voting result for any particular proposal, shares that are subject to broker non-votes with respect to that proposal will not be considered votes either for or against the proposal. It is very important that you cast your vote if you want your shares to be represented at the Annual Meeting.
Can I change my vote after I vote?
You can revoke a vote by proxy at any time before it is voted at the Annual Meeting in one of three ways:

•	vote again using the Internet or by telephone prior to the Annual Meeting;

•	sign another proxy card with a later date and return it prior to the Annual Meeting; or

•	attend the Annual Meeting in person and cast a ballot.
How will a proposal or other matter that was not included in the Proxy Statement be handled for voting purposes if it is raised at the Annual Meeting?
If any matter that is not described in the Proxy Statement should properly come before the Annual Meeting, the proxy committee will vote the shares represented by it in accordance with the proxy committee's best judgment. At the time the Proxy Statement was printed, management did not know of any other matters that might be presented for stockholder action at the Annual Meeting.

Who will tabulate and certify the vote?
Representatives of BNY Mellon Shareowner Services will tabulate the vote, and Ms. Cassandra Shedd will act as the independent inspector of elections for the Annual Meeting and certify the final vote.
What does it mean if I receive more than one Notice of Internet Availability of Proxy Materials, proxy materials email or proxy card?
It means that you have multiple accounts holding Common Stock with brokers and/or our transfer agent. You will need to vote separately with respect to each Notice of Internet Availability of Proxy Materials, proxy materials email or proxy card you received. Please vote all of the shares you are entitled to vote.
How are my Employee Stock Purchase Plan shares voted?
If you are a registered stockholder and/or you own Common Stock in an employee stock purchase plan, and the accounts are registered in the same name, you will receive one Notice of Internet Availability of Proxy Materials representing your combined shares. You will receive separate Notices of Internet Availability of Proxy Materials if your accounts are registered in different names. You will receive a Notice of Internet Availability of Proxy Materials representing shares owned only through an employee stock purchase plan. If you hold shares of Common Stock through the Mueller Water Products Employee Stock Purchase Plan or the Walter Energy Employee Stock Purchase Plan, then your vote must be received by 11:59 P.M. Eastern time on January 24, 2012, unless you vote in person at the Annual Meeting.
What happens if I abstain from voting?
Abstentions with respect to a proposal are counted for purposes of establishing a quorum. If a quorum is present, abstentions will have no effect on the outcome of the vote.
What do I need to do if I want to attend the Annual Meeting?
You do not need to make a reservation to attend the Annual Meeting. However, attendance at the Annual Meeting is limited to the Company's stockholders, members of their immediate families or their representatives. You will be required to provide the admission ticket that is detachable from your proxy card or provide other evidence of ownership of Common Stock. If your shares are held by a bank or broker, please bring to the Annual Meeting your bank or broker statement evidencing your beneficial ownership of Common Stock as of the record date to gain admission to the Annual Meeting. The Company reserves the right to limit the number of representatives who may attend the Annual Meeting.
Who is soliciting proxies?
The Board is soliciting your proxy. The expense of preparing and, when required, printing and mailing this Proxy Statement and the proxies solicited hereby will be borne by the Company. Solicitation will be made principally by distribution via the Internet pursuant to SEC rules, but will also be sent via mail when requested by a stockholder. In addition to soliciting stockholders via the Internet and mail, the Company will request banks, brokerage houses, and other custodians, nominees, and fiduciaries to forward solicitation materials or send a Notice of Internet Availability of Proxy Materials to the beneficial owners of Common Stock held of record by such persons and the Company will reimburse them for their reasonable out-of-pocket expenses incurred in doing so. The Company may use the services of its officers and other employees, who will receive no compensation for their services, other than their regular compensation, to solicit proxies personally, by telephone or by facsimile transmission. The Company has retained the services of Alliance Advisors LLC to aid in the solicitation of proxies, including the solicitation of proxies from brokerage firms, banks, nominees, custodians and fiduciaries, for a fee not anticipated to exceed $6,300 plus expenses. Your cooperation in promptly voting by proxy via the medium of your choice will help to avoid additional expense.
IN ORDER THAT YOUR SHARES OF COMMON STOCK MAY BE REPRESENTED AT THE ANNUAL MEETING IN CASE YOU ARE NOT PERSONALLY PRESENT, YOU ARE REQUESTED TO FOLLOW THE INSTRUCTIONS PROVIDED IN THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on January 25, 2012:
The Proxy Statement and the Company’s annual report are available at www.muellerwaterproducts.com or www.proxyvote.com (for beneficial holders) or www.proxyvoting.com/mwa (for registered holders).

MATTERS TO BE VOTED ON
PROPOSAL ONE:
ELECTION OF DIRECTORS
The Board consists of 11 members, each of whom will serve until the Annual Meeting and until his or her successor shall have been elected and qualified. These directors have been nominated to be elected at the Annual Meeting for an additional one-year term. These nominees are named below, together with information concerning their qualifications for office.
In the event that any such nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who is designated by the present Board to fill the vacancy. The term of office for each person elected as a director will continue until the next annual meeting of stockholders and until his or her successor has been elected and qualified.
The names of the nominees and certain information about them are set forth below:

Name	Age	Served as Director of the Company Since
Howard L. Clark, Jr.	67	2006
Shirley C. Franklin	66	2010
Thomas J. Hansen	62	2011
Gregory E. Hyland	60	2005
Jerry W. Kolb	75	2006
Joseph B. Leonard	68	2006
Mark J. O’Brien	68	2006
Bernard G. Rethore	70	2006
Neil A. Springer	73	2006
Lydia W. Thomas	67	2008
Michael T. Tokarz	62	2006

Howard L. Clark, Jr. is the Lead Director of the Board and has been a member of the Board since April 2006. He has been a director of Walter Energy, Inc. (“Walter Energy”, formerly Walter Industries, Inc.), a homebuilding, financial services and natural resources company, since March 1995. Mr. Clark served as Vice Chairman of Barclays Capital, the investment banking division of Barclays Bank PLC, from September 2008 through June 2011. He previously served as Vice Chairman of Lehman Brothers Inc., an investment banking firm, from February 1993 to September 2008 and, before that, as Chairman and Chief Executive Officer of Shearson Lehman Brothers Inc., an investment banking firm. Mr. Clark is also a director of United Rentals, Inc., an equipment rental company, and White Mountains Insurance Group, Ltd., a financial services and insurance holding company.

Mr. Clark brings general management expertise, financial expertise, M&A experience, strategic planning expertise, corporate governance expertise, marketing expertise, international business experience and government and regulatory affairs experience. In particular, the Board considered his significant current and past experience serving in senior management positions in the investment banking and capital markets industries, and his valuable knowledge of executive management and corporate governance matters provided by his public company directorships and his career with and knowledge regarding major multinational investment banking and financial services corporations.

Shirley C. Franklin has been a member of the Board since November 2010. Ms. Franklin serves as Chair of the board of directors and Chief Executive Officer of Purpose Built Communities, Inc., a national non-profit organization established to transform struggling neighborhoods into sustainable communities. She also serves as Co-Chair of the Atlanta Regional Commission on Homelessness and Chair of the board of directors of the National Center for Civil and Human Rights.  From 2002 to 2010, Ms. Franklin served as mayor of Atlanta, Georgia. Since July 2011, she has served as a director of Delta Air Lines, Inc., a provider of air transportation for passengers and cargo.

Ms. Franklin brings general management expertise, strategic planning expertise, marketing expertise and governmental and regulatory affairs experience. Ms. Franklin’s record of civic involvement and professional experience has spanned three decades, including her service as mayor of Atlanta, during which time she worked to rebuild the city’s water infrastructure.

Thomas J. Hansen has been a member of the Board since October 2011. Mr. Hansen is Vice Chairman of Illinois Tool Works Inc. (“ITW”), a manufacturer of fasteners and components, consumable systems and a variety of specialty products and equipment. Mr. Hansen joined ITW in 1980 as sales and marketing manager of the Shakeproof Industrial Products businesses. From 1998 until May 2006, he served as Executive Vice President of ITW. Mr. Hansen is a member of the Northern Illinois University Executive Club, a member of the Economics Club of Chicago, Chairman of The ITW Better Government Council, and a former member of the Board of Trustees of MAPI (Manufacturers Alliance). Mr. Hansen is a director of Terex Corporation, a diversified global manufacturer of a variety of machinery products. From 2005 through 2008, he served as director of CDW Corporation.

Mr. Hansen brings general management expertise, multiple-part manufacturing and operations experience, M&A experience, strategic planning expertise, corporate governance expertise, marketing expertise and international business experience. He is a senior executive of a large diversified industrial manufacturing company that faces many of the current economic, social and governance issues that the Company faces.

Gregory E. Hyland has served as Chairman of the Board since October 2005 and as President and Chief Executive Officer since January 2006. Mr. Hyland served as Chairman, President and Chief Executive Officer of Walter Energy from September 2005 until December 2006. Prior to that time, Mr. Hyland served as President, U.S. Fleet Management Solutions of Ryder System, Inc., a transportation and logistics company, from June 2005 to September 2005. He served as Executive Vice President, U.S. Fleet Management Solutions of Ryder System from October 2004 to June 2005. Mr. Hyland is a director of Ferro Corporation, a global supplier of technology-based performance materials for manufacturers.

Mr. Hyland brings general management expertise, financial expertise, M&A experience, strategic planning expertise, corporate governance expertise, international business experience and government and regulatory affairs experience from his past and current positions in both management and on the boards of directors of each of Walter Energy, Ryder System and Ferro.

Jerry W. Kolb has been a member of the Board since April 2006. He has been a director of Walter Energy since June 2003. Mr. Kolb previously served as a Vice Chairman of Deloitte & Touche LLP, a registered public accounting firm, from 1986 to 1998.

Mr. Kolb brings general management expertise, financial expertise, M&A experience, strategic planning expertise, corporate governance expertise and international business experience. In particular, the Board considered his broad perspective in accounting and financial reporting matters and his extensive experience in audit, finance, compensation matters and executive management based on his 41-year career with Deloitte & Touche LLP.

Joseph B. Leonard has been a member of the Board since April 2006. He was a director of Walter Energy from June 2005 to April 2007 and he rejoined that board in February 2009. He served as Interim Chief Executive Officer of Walter Energy from March 2010 through March 2011 and from August 2011 to September 12, 2011. Mr. Leonard was Chairman of AirTran Holdings, Inc., an airline holding company, from November 2007 to June 2008, Chairman and Chief Executive Officer of AirTran from January 1999 to November 2007 and President of AirTran from January 1999 through January 2001. Mr. Leonard is a director of Air Canada, a full service airline company.

Mr. Leonard brings general management expertise, financial expertise, multiple-part manufacturing and operations experience, M&A experience, strategic planning expertise, corporate governance expertise, offshore sourcing expertise, marketing expertise, international business experience and government and regulatory affairs experience. In particular, the Board considered his significant experience in executive management, operations, marketing and public affairs based on his career with major corporations.

Mark J. O'Brien has been a member of the Board since April 2006. He was a director of Walter Energy from June 2005 to April 2009. Since April 2009, Mr. O'Brien has served as Chairman and Chief Executive Officer of Walter Investment Management Corp. (formerly Walter Industries' Homes Business), a mortgage portfolio owner and mortgage servicer. Mr. O'Brien has served as President and Chief Executive Officer of Brier Patch Capital and Management, Inc., a real estate management and investment firm, since September 2004. Mr. O'Brien served in various executive capacities at Pulte Homes, Inc., a home building company, for 21 years, retiring as President and Chief Executive Officer in June 2003.

Mr. O’Brien brings general management expertise, financial expertise, M&A experience, strategic planning expertise, corporate governance expertise, marketing expertise, international business experience and government and regulatory affairs experience. Mr. O’Brien also brings significant expertise in capital markets, municipal finance and the real estate market. In particular, the Board considered his knowledge of the capital markets and municipal finance and knowledge of the homebuilding and real estate sectors of the economy.

Bernard G. Rethore has been a member of the Board since April 2006. He has been a director of Walter Energy since March 2002. He has been Chairman Emeritus of Flowserve Corporation, a manufacturer of pumps, valves, seals and components, since April 2000. From January 2000 to April 2000, he served as Flowserve's Chairman. He had previously served as Chairman, Chief Executive Officer and President of Flowserve. Mr. Rethore is a director of Belden, Inc., a manufacturer of signal transmission products, and Dover Corp., a diversified manufacturer of a wide range of proprietary products. In 2008, Mr. Rethore was honored by the Outstanding Directors Exchange as an Outstanding Director of the Year.

Mr. Rethore brings general management expertise, financial expertise, multiple-part manufacturing and operations experience, M&A experience, strategic planning expertise, corporate governance expertise and international business experience. In particular, the Board considered his more than 30 years of experience at senior executive level positions with public manufacturing companies and his service on the boards of other public companies as a member of their audit committees and compensation committees. Mr. Rethore’s extensive management experience makes him a valuable contributor to the Board on matters involving business strategy, capital allocation and M&A opportunities.

Neil A. Springer has been a member of the Board since April 2006. He was a director of Walter Energy from August 2000 to April 2006. Mr. Springer has been managing director of Springer & Associates, LCC, a board consulting and executive recruitment company, since 1994. Mr. Springer served as a director of IDEX from February 1990 to April 2011.

Mr. Springer brings general management expertise, financial expertise, multiple-part manufacturing and operations experience, strategic planning expertise, corporate governance expertise and marketing expertise. In particular, the Board considered his more than 50 years of commercial experience and his entrepreneurial and business leadership skills. His executive experience, board memberships and his company, Springer & Associates, which focuses on board consulting, have provided Mr. Springer with substantial training in corporate governance and executive compensation and knowledge of financial reporting.

Lydia W. Thomas has been a member of the Board since January 2008. She served as President and Chief Executive Officer of Noblis, Inc., a public interest scientific research, technology and strategy company, from 1996 to September 2007. She was previously with The MITRE Corporation, Center for Environment, Resources and Space, serving as Senior Vice President and General Manager from 1992 to 1996, Vice President from 1989 to 1992 and Technical Director from 1982 to 1989. She has served as a director of Cabot Corporation, a global performance materials company, since 1994, and she serves as a director of Washington Mutual Investors Fund, a mutual fund.

Ms. Thomas brings general management expertise, M&A experience, strategic planning expertise, corporate governance expertise and government and regulatory affairs experience. In particular, the Board considered her extensive experience at senior executive level positions and her particular expertise related to information technology and environmental, health and safety matters.

Michael T. Tokarz has been a member of the Board since April 2006. He has served as non-executive Chairman of Walter Energy since December 2006. Since February 2002, he has been a member of the Tokarz Group, LLC, a venture capital investment company. From January 1996 until February 2002, Mr. Tokarz was a member of the limited liability company that serves as the general partner of Kohlberg Kravis Roberts & Co. L.P., a private equity company. From 2004 until 2010, he served on the board of directors of Dakota Growers Pasta Company, Inc., a manufacturer and marketer of dry pasta products. Mr. Tokarz is a director of IDEX, CNO Financial Group, Inc. (formerly Conseco, Inc.), an insurance provider, MVC Capital, Inc., a registered investment company (where he serves as Chairman), and Walter Investment Management Corp. In 2007, Mr. Tokarz was honored by the Outstanding Directors Exchange as an Outstanding Director of the Year.

Mr. Tokarz brings general management expertise, financial expertise, multiple-part manufacturing and operations experience, M&A experience, strategic planning expertise, corporate governance expertise, offshore sourcing expertise, marketing expertise, international business experience and government and regulatory affairs experience. In particular, the Board considered his knowledge and experience in banking and finance, his entrepreneurial and business leadership skills, his more than 20 years of board experience with publicly traded companies and his corporate governance training.

A plurality of the votes cast in respect of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote shall be required to elect the foregoing nominees (or their replacements as designated by the Board) to serve as directors.
The Board recommends a vote FOR the election of the 11 nominees set forth above.

PROPOSAL TWO:
ADVISORY VOTE ON EXECUTIVE COMPENSATION
We provide our stockholders with the opportunity to cast an advisory vote on executive compensation ("Say-on-Pay"), as required pursuant to section 14A of the Securities Exchange Act of 1934 (the “Exchange Act”). In connection with the 2011 annual meeting of stockholders, our Board recommended that the Say-on-Pay vote be presented to stockholders annually and our stockholders approved this proposal. The Say-on-Pay vote is next scheduled to be presented to stockholders at the 2013 annual meeting of stockholders.
The Say-on-Pay vote represents an additional means by which we may obtain important feedback from our stockholders about executive compensation, which is set by the Compensation and Human Resources Committee (the “Compensation Committee”) and is designed to link pay with performance while enabling the Company to competitively attract and retain talent for its executive management team.
The overall objective of our executive compensation program is to encourage and reward the creation of sustainable, long-term stockholder value. To meet this objective, the Compensation Committee has designed compensation plans for our executive officers that focus on performance-based compensation. A significant portion of an executive officer's overall compensation is performance based. Incentive compensation generally represents approximately 60-70% of each named executive officer's target compensation opportunity. We believe that this emphasis on both short- and long-term financial performance aligns executives' and stockholders' interests. We believe that the application of our executive compensation program with respect to fiscal 2011 executive compensation reflects an appropriate response to our financial and operating performance. Our named executive officers as a group received 33% less total compensation in fiscal 2011 than they received in fiscal 2010.
We encourage our stockholders to read the Compensation Discussion and Analysis, which discusses how our compensation policies and procedures implement our compensation philosophy. The Board and the Compensation Committee believe that these policies and procedures are strongly aligned with the long-term interests of our stockholders and are effective in implementing our compensation philosophy and in achieving our strategic goals.
The Say-on-Pay vote gives you, as a stockholder, the opportunity to endorse or not endorse our executive compensation program by voting for or against the following resolution:
RESOLVED, that the stockholders of Mueller Water Products, Inc. (the “Company”) approve, on an advisory basis, the compensation paid to the Company's named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the summary compensation table and the other related tables and disclosure.
The Board urges stockholders to endorse the executive compensation program by voting in favor of this resolution. As set forth in the Compensation Discussion and Analysis, the Compensation Committee is of the view that the executive compensation for fiscal 2011 was reasonable and appropriate, was justified by the performance of the Company in an extremely difficult environment and was the result of a carefully considered approach.
Although the Say-on-Pay vote is advisory (and therefore not binding on the Company or the Board), the Board and the Compensation Committee will carefully review the opinions that our stockholders express. The Compensation Committee will consider the result of the Say-on-Pay vote, as well as other communication from stockholders relating to our compensation practices, and take them into account in future determinations concerning our executive compensation program.
The Board recommends a vote FOR the approval of the compensation of our named executive officers, as disclosed pursuant to Item 402 of Regulation S-K.

PROPOSAL THREE
AMENDMENT TO THE AMENDED AND RESTATED 2006 STOCK INCENTIVE PLAN
The Board adopted the 2006 Stock Incentive Plan on May 24, 2006 and amended and restated the plan on each of November 30, 2007 and November 30, 2011. The Board recommends that stockholders approve the most recent amendment to the Amended and Restated 2006 Stock Incentive Plan (as amended, the “Stock Plan”) at the Annual Meeting. The amendment (a) increases the shares available for issuance under the Stock Plan by 4,500,000 shares from 16,000,000 shares to 20,900,000 shares, (b) permits shares withheld to pay taxes on a stock award and shares withheld or tendered as consideration for the purchase price of a stock award to revert or be added back to the share reserve, (c) deletes a provision that distributions pursuant to a stock award made in cash reduce the share reserve, (d) deletes a provision permitting the Compensation Committee to vary the definition of change in control in the award agreement, (e) expands the prohibition on repricing of stock options and stock appreciation rights to apply to restricted stock purchase rights and to include a prohibition on substitutions and cash buyouts of awards that would have the effect of repricing, (f) provides that stock options and stock appreciation rights will not be entitled to dividend equivalent rights and that any dividend equivalent rights issued with respect to awards subject to performance conditions will not be paid on unearned awards and (g) clarifies that the Compensation Committee's power to amend awards is subject to the terms of the Stock Plan.
The Stock Plan is integral to the Company's compensation strategies and programs. The Board believes that the Stock Plan provides the flexibility that the Company needs to keep pace with its competitors and effectively recruit, motivate and retain the caliber of employees and directors essential for achievement of the Company's success.
As of September 30, 2011, there were 5,468,464 shares available for future grant under the Stock Plan of the amended 16,000,000 shares reserved for issuance.

The Stock Plan permits the grant of options, restricted stock units, restricted stock bonus, stock appreciation rights, performance awards and other stock-based awards (collectively, “stock awards”). Stockholder approval of the Stock Plan is intended to permit the performance-based awards discussed below to qualify for deductibility under Section 162(m) of the Internal Revenue Code. Individuals eligible to receive awards and grants under the Stock Plan include employees, officers, consultants, advisers and directors of the Company and its subsidiaries. As of September 30, 2011, there were 10 non-employee directors, 10 executive officers and approximately 150 employees other than executive officers who held awards under the Stock Plan.
A summary of the principal features of the Stock Plan is provided below, but is qualified in its entirety by reference to the full text of the Stock Plan that is attached to this Proxy Statement as Exhibit A.
Shares Available for Issuance
The amendment increases the remaining share pool of the Stock Plan from 5,468,464 shares to 10,368,464 shares. As of September 30, 2011, the 10,368,464 shares represented 6.7% of the outstanding Common Stock and 6.7% of the total outstanding voting power.
As of September 30, 2011, there were outstanding under the Stock Plan an aggregate of 5,625,133 options to purchase Common Stock with a weighted average exercise price of $6.74 and a weighted average remaining term of 7.5 years, as well as 2,065,766 restricted stock units.
The amendment permits shares withheld to pay taxes on a stock award and shares withheld or tendered as consideration for the purchase price of a stock award to revert or be added back to the share reserve and become available for issuance under the Stock Plan. The amendment also deletes a provision that distributions pursuant to a stock award made in cash reduce the share reserve.
If any stock award granted under the Stock Plan expires or is canceled or otherwise terminated, without having been exercised or redeemed in full, or if any stock award is reacquired or repurchased by the Company prior to vesting, the shares covered by such stock awards would again be available for use under the Stock Plan.
Administration and Eligibility
The Stock Plan is administered by the Compensation Committee. The Compensation Committee determines who among those eligible to participate in the Stock Plan will be granted stock awards, determines the types of awards to be granted, prescribes the terms and conditions of all awards, and construes and interprets the terms of the Stock Plan. Determinations of the Compensation Committee are final, binding and conclusive.

Award Limits
In any one fiscal year, no participant may be granted stock awards in respect of more than 1,000,000 shares or with a value in excess of $5 million, provided that in connection with an employee's initial service an employee may be granted stock awards in respect of an additional 300,000 shares or with a value in excess of $5 million that do not count against the limits set forth above. These award limits are subject to the adjustment provisions discussed below.
Types of Awards
Stock Options
The Compensation Committee is authorized to grant stock options to participants. The stock options may be either nonqualified stock options or incentive stock options. The exercise price of any stock option must be equal to or greater than the fair market value of a share of Common Stock on the date the stock option is granted. The term of a stock option cannot exceed 10 years. The amendment prohibits the Compensation Committee from issuing dividend equivalent rights in connection with stock options.
Subject to the terms of the Stock Plan, the option's terms and conditions, which include but are not limited to, exercise price, vesting, treatment of the award upon termination of employment, and expiration of the option, would be determined by the Compensation Committee and set forth in an award agreement.
Payment for shares purchased upon exercise of an option must be made in full at the time of purchase. The exercise price may be paid: (A) in cash or by check; or (B) at the discretion of the Compensation Committee, (i) in shares of Common Stock that have been held by the participant for more than six months; (ii) pursuant to a “same day sale” program that results in either the receipt of cash or check by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds; (iii) by reduction of the Company's liability to the option holder; (iv) by any other form of consideration permitted by law but excluding a promissory note or other form of deferred payment; or (v) by a combination of the foregoing.
Stock Appreciation Rights (“SARs”)
The Compensation Committee is authorized to grant two types of SARs to participants: stand-alone SARs and stapled SARs. The terms and conditions of the SAR would be set forth in an award agreement. SARs may be exercised at such times and be subject to such other terms, conditions, and provisions as the Compensation Committee may impose. The amendment prohibits the Compensation Committee from issuing dividend equivalent rights in connection with SARs.
Stand-Alone SARs. Stand-alone SARs cover a specified number of shares of Common Stock and are redeemable upon such terms and conditions as the Compensation Committee may establish. Upon redemption, the holder is entitled to receive a distribution from the Company in an amount equal to the excess of the aggregate fair market value of the shares of Common Stock underlying the redeemed right over the aggregate base price in effect for those shares. The number of shares of Common Stock underlying each stand-alone SAR and the base price in effect for those shares is determined by the Compensation Committee but the base price must be equal to or greater than the fair market value of a share of Common Stock on the date of grant. The distribution with respect to any redeemed stand-alone SAR may be made in shares of Common Stock, in cash, or partly in shares and partly in cash, as determined by the Compensation Committee.
Stapled SARs. Stapled SARs may only be granted concurrently with an option to acquire the same number of shares of Common Stock as the number of such shares underlying the stapled SARs. Stapled SARs are redeemable upon such terms and conditions as the Compensation Committee may establish and grant a holder the right to elect among (A) the exercise of the concurrently granted option for shares of Common Stock, at which time the number of shares of Common Stock subject to the stapled SAR would be reduced by an equivalent number, (B) the redemption of the stapled SARs in exchange for a distribution from the Company in an amount equal to the excess of the aggregate fair market value of the number of vested shares of Common Stock underlying the redeemed right over the aggregate base price in effect for those shares, or (C) a combination of both (A) and (B). The distribution with respect to any redeemed stapled SAR may be made in shares of Common Stock, in cash, or partly in shares and partly in cash, as determined by the Compensation Committee.

Other Stock-Based Awards
The Compensation Committee may grant an award of a restricted stock bonus, restricted stock purchase right, phantom stock unit, restricted stock unit, performance share bonus, performance share unit or other stock-based award that is valued in whole or in part by reference to the fair market value of the Common Stock. Each stock-based award will be subject to an award agreement which shall contain such terms and conditions as the Compensation Committee shall deem appropriate. Stock-based awards may be transferable by the holder only upon the terms and conditions set forth in the applicable award agreement.
A restricted stock bonus grants to a Stock Plan participant the right to receive restricted stock without any requirement for payment. A restricted stock purchase right grants to a Stock Plan participant a right to purchase a specified number of shares of Common Stock at a price determined by the Compensation Committee. A phantom stock unit award grants the right to receive the value of one share of Common Stock, under conditions specified by the Compensation Committee, in cash or shares. A restricted stock unit award grants to a Stock Plan participant the right to the value of one share of Common Stock upon vesting, in cash or shares. A performance share bonus grants shares of Common Stock, without any requirement for payment by the participant, under conditions specified by the Compensation Committee. A performance share unit grants the right to receive the value of one share of Common Stock upon vesting. All of these other stock-based awards are subject to such additional terms and conditions as the Compensation Committee determines is appropriate. The amendment provides that if dividend equivalent rights are issued with respect to a stock-based award that is subject to performance conditions, dividend equivalent rights will be subject to the same performance conditions as the underlying award, so dividend equivalent rights will not be paid on unearned awards.
Non-Discretionary Awards for Non-Employee Directors
The Stock Plan provides for annual grants to each director, who is not also an employee, at the time of his or her re-election to the Board if he or she has served as a director for a period of at least six months on the relevant grant date. The Stock Plan also provides that, on the first day following the date that a director (who is not also an employee) commences service on the Board, an initial grant of a stock award shall automatically be made to the director. The Compensation Committee determines the types of award and the number of shares subject to the annual and initial grants in its sole discretion. All unvested director grants become fully vested upon the director's retirement. The terms and conditions of any award would be set forth in an award agreement.
Vesting
If the vesting of an award under the Stock Plan is based solely on the participant's continuous service with the Company, the award will not fully vest in less than three years and if the vesting of the award is based on the achievement of performance criteria, the award will not fully vest in less than one year. Vesting based on a combination of the participant's age and years of service occurs upon accumulating 70 "points", provided that the participant has reached at least 60 years of age.
Acceleration
The Compensation Committee has the power to accelerate exercisability and/or vesting of an award under the Stock Plan only in the case of death, disability, retirement or change of control (as defined in the Stock Plan). The amendment deletes a provision that permits the Compensation Committee to vary the definition of change in control in the award agreement.
De Minimis Cap
Notwithstanding any other provision of the Stock Plan, the Compensation Committee may grant awards that do not conform to the requirements of the Stock Plan so long as such awards issued after the date of approval of the Stock Plan by the stockholders do not exceed 10% of the shares authorized for issuance under the Stock Plan.

Amendment of the Stock Plan
The Compensation Committee has the right to amend the Stock Plan and award agreements, except that the Compensation Committee generally may not amend the Stock Plan or any award agreement in a manner that would materially impair the rights of the holder of an award without the holder's consent. In addition, the Compensation Committee may not amend the Stock Plan absent stockholder approval to the extent such approval is required by applicable law, regulation or stock exchange requirement. The amendment clarifies that amendment of an award agreement is subject to the terms of the Stock Plan.
Termination of the Stock Plan
The Stock Plan will terminate on May 23, 2016 unless earlier terminated by the Board. Termination cannot, however, materially impair the rights of the holder of an award outstanding at the time of the termination in the absence of the holder's consent.
Repricing of Options or SARs
Unless the Company's stockholders approve such adjustment, the Compensation Committee does not have authority to make any adjustments to options or SARs that would reduce or would have the effect of reducing the exercise price of an option or SAR previously granted under the Stock Plan. The amendment expands the prohibition on repricing stock options and SARs to apply to restricted stock purchase rights and to include a prohibition on substitutions and cash buyouts of awards that would have the effect of repricing.
Adjustments
In the event of a reclassification, recapitalization, merger, consolidation, reorganization, spin-off, split-up, stock dividend, stock split or reverse stock split, or similar transaction or other change in corporate structure affecting Common Stock, adjustments and other substitutions will be made to the Stock Plan, including adjustments in the maximum number of shares subject to the Stock Plan and other numerical limitations. Adjustments will also be made to awards under the Stock Plan as the Compensation Committee in its discretion deems equitable.
Federal Income Tax Consequences
The Company has been advised by counsel that participants' federal income tax consequences as they relate to awards are as follows:
Incentive Stock Options (ISOs)
An optionee does not generally recognize taxable income upon the grant or upon the exercise of an ISO. Upon the sale of ISO shares, the optionee recognizes income in an amount equal to the excess, if any, of the fair market value of those shares on the date of sale over the exercise price of the ISO shares. The income is taxed at the long-term capital gains rate if the optionee has not disposed of the stock within two years after the date of the grant of the ISO and has held the shares for at least one year after the date of exercise, and the Company is not entitled to a federal income tax deduction. The holding period requirements are waived when an optionee dies.
The exercise of an ISO may in some cases trigger liability for the alternative minimum tax. If an optionee sells ISO shares before having held them for at least one year after the date of exercise and two years after the date of grant, the optionee recognizes ordinary income to the extent of the lesser of: (A) the gain realized upon the sale; or (B) the difference between the exercise price and the fair market value of the shares on the date of exercise. Any additional gain is treated as long-term or short-term capital gain depending upon how long the optionee has held the ISO shares prior to disposition. In the year of any such disposition, the Company receives a federal income tax deduction in an amount equal to the ordinary income that the optionee recognizes, if any, as a result of the disposition.
Nonqualified Stock Options (NQOs)
An optionee does not recognize taxable income upon the grant of an NQO. Upon the exercise of an NQO, the optionee recognizes ordinary income to the extent the fair market value of the shares received upon exercise of the NQO on the date of exercise exceeds the exercise price. The Company receives an income tax deduction in an amount equal to the ordinary income that the optionee recognizes upon the exercise of the NQO.

Restricted Stock
A participant who receives an award of restricted stock does not generally recognize taxable income at the time of the award. Instead, the participant recognizes ordinary income in the first taxable year in which his or her interest in the shares becomes either: (A) freely transferable; or (B) no longer subject to substantial risk of forfeiture. The amount of taxable income is equal to the fair market value of the shares less the cash, if any, paid for the shares.
A participant may elect to recognize income at the time of grant of restricted stock in an amount equal to the fair market value of the restricted stock (less any cash paid for the shares) on the date of the award. The Company receives a compensation expense deduction in an amount equal to the ordinary income recognized by the participant in the taxable year in which restrictions lapse (or in the taxable year of the award if, at that time, the participant had filed a timely election to accelerate recognition of income).
Other Awards
In the case of an exercise of an SAR or an award of restricted stock units, phantom stock units, a performance share bonus, performance share units, or other stock awards, the participant would generally recognize ordinary income in an amount equal to any cash received and the fair market value of any shares received on the date of payment or delivery. In that taxable year, the Company would receive a federal income tax deduction in an amount equal to the ordinary income that the participant has recognized.
Section 409A
Section 409A of the Internal Revenue Code provides special tax rules applicable to programs that provide for a deferral of compensation. Failure to comply with those requirements will result in accelerated recognition of income for tax purposes along with an additional 20% penalty tax. While certain awards under the Stock Plan could be subject to Section 409A, the Stock Plan has been drafted to comply with the requirements of Section 409A.
Million Dollar Deduction Limit
Pursuant to Section 162(m) of the Internal Revenue Code, the Company may not deduct compensation of more than $1 million that is paid to certain “covered employees” (i.e., any individual who, on the last day of the taxable year, is either the Company's principal executive officer or an employee whose total compensation for the tax year is required to be reported to stockholders because he or she is among the three highest compensated officers for the tax year, other than the principal executive officer or principal financial officer). The limitation on deductions does not apply, however, to qualified “performance-based compensation.” Certain awards under the Stock Plan may constitute qualified performance-based compensation and, as such, would be exempt from the $1 million limitation on deductible compensation.
Under the Stock Plan, any performance goals applicable to awards intended to qualify as “performance-based compensation” under Section 162(m) will be based on one or more of the following criteria: consolidated earnings (before or after taxes); net income; operating income; earnings per share; book value per share; return on stockholders' equity; expense management; return on investment; improvements in capital structure; profitability of an identifiable business unit or product; maintenance or improvement of profit margins; stock price; market share; improvement in revenues or sales; costs and/or cost reductions or savings; cash flow; working capital; return on invested capital or assets; consummation of acquisitions or sales of certain assets, subsidiaries or other businesses; and funds from operations. Any such performance goals must be objective and approved by the Compensation Committee in a manner consistent with Section 162(m). The foregoing criteria may relate to the Company, one or more of its subsidiaries, or one or more of its divisions or units, or a combination of the foregoing, and may be applied on an absolute basis or be relative to one or more peer group company or indices, all as the Compensation Committee shall determine.
Stock Plan Benefits
Because benefits under the Stock Plan will depend on the Compensation Committee's actions and the fair market value of the Common Stock at various future dates, it is not possible to determine the benefits that will be received by directors, executive officers and other employees if the amendment to the Stock Plan is approved by the stockholders. On September 30, 2011, the closing price of Common Stock was $2.48.

Approval by Stockholders
In order to be effective, the Stock Plan must be approved by the affirmative vote of a majority of the votes cast.
The Board recommends a vote FOR the amendment to the Amended and Restated
2006 Stock Incentive Plan.

PROPOSAL FOUR:
RATIFICATION OF THE APPOINTMENT OF THE
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has authority to retain and terminate the Company's independent registered public accounting firm. The Audit Committee intends to appoint Ernst & Young LLP as the independent registered public accounting firm to audit the consolidated financial statements of the Company and its subsidiaries for fiscal 2012, subject to negotiation of definitive fee arrangements. Although stockholder ratification of the appointment of Ernst & Young LLP is not required, the Board believes that submitting the appointment to the stockholders for ratification is a matter of good corporate governance. See “Fees and Services of the Independent Registered Public Accounting Firm” for a description of the fees paid to Ernst & Young LLP.
One or more representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. The representatives will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate stockholder questions.
In order to ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for fiscal 2012, the holders of a majority of the voting power of the shares of stock present in person or represented by proxy and entitled to vote at the Annual Meeting must vote in favor of ratification.
The Board recommends a vote FOR the ratification of Ernst & Young LLP.

CORPORATE GOVERNANCE
The Board has adopted Corporate Governance Guidelines that are posted on the corporate governance page of the Company's website at www.muellerwaterproducts.com. Hard copies of the Corporate Governance Guidelines are available to stockholders and others upon request. The Corporate Governance Guidelines set forth the practices the Board will follow with respect to various matters, such as director responsibilities and access to management.
Board Structure
The Board was comprised of 11 directors during most of the fiscal year ended September 30, 2011 (“fiscal 2011”). Shirley C. Franklin was appointed to the Board in November 2010, becoming the 11th member of the Board. Thomas J. Hansen was appointed to the Board in October 2011 and Donald N. Boyce resigned from the Board in November 2011. The Company's Certificate of Incorporation gives the Board the right to set the number of directors at no less than six members and no more than 12 members. The Board has elected to have 11 members.
The Company's governance documents provide the Board with the flexibility to select the appropriate leadership structure for the Company. The Board does not have a formal policy as to whether the roles of Chairman of the Board and Chief Executive Officer should be separate or whether the Chairman of the Board should be a management or a non-management director. The Nominating and Corporate Governance Committee (the “Nominating Committee”) may make, from time to time, recommendations to the Board regarding the leadership structure of the Board, including the position of Chairman of the Board. The Chairman of the Nominating Committee (Mr. Clark) serves as the Lead Director.
The Company's leadership structure has a combined Chairman of the Board and Chief Executive Officer. Under the Company's Bylaws, the Chairman of the Board presides over meetings of the Board and meetings of the stockholders, while the Chief Executive Officer has general and active management of the property, business and affairs of the Company, subject to the supervision and oversight of the Board. Gregory E. Hyland has served as Chairman of the Board since October 2005 and as President and Chief Executive Officer since January 2006.
The Board has adopted a number of corporate governance-related measures to provide what it views as an appropriate balance between the need for dependable strategic leadership by Mr. Hyland as the Chairman of the Board and Chief Executive Officer and the need for oversight and objectivity of independent directors. For example, only one director (Mr. Hyland) is a Company employee and each of the Audit Committee, the Compensation Committee and the Nominating Committee is comprised entirely of independent directors, as required by the New York Stock Exchange Listed Company Manual (the “Listed Company Manual”). All directors play active roles in overseeing the Company's business, both at the Board and the Committee levels. In addition, directors have full and free access to members of management and the authority to retain independent financial, legal or other advisors as they may deem necessary without consulting or obtaining the approval of any member of management. The Board also holds executive sessions without its employee and non-independent director at least annually; these sessions are chaired by the Lead Director. Mr. Hyland is the only director classified by the rules of the New York Stock Exchange as not independent.
The Board believes that this leadership structure - a combined Chairman of the Board and Chief Executive Officer with active and strong non-employee independent directors - is the most effective for the Company at this time. Given the difficulties that the Company faces in its end markets, the Board believes that having one leader serve as both Chairman of the Board and Chief Executive Officer provides decisive and effective leadership. The Board also believes that this leadership structure, when combined with the Company's other governance policies and procedures, provides appropriate opportunities for oversight, discussion and evaluation of decisions and direction of the Board.
Board’s Role in Risk Oversight
The Board maintains oversight responsibility for the management of the Company's risks. While the Board oversees risk management, Company management is charged with managing risk. The Company's internal control environment is designed to identify and manage risks and to facilitate communication with the Board. Company management prepares a report on enterprise risk assessment and ongoing enterprise risk management processes annually and regularly reports on risk-related issues to the Board and its Committees.

The Board executes its oversight responsibility for risk management directly as well as indirectly through its committees. The Audit Committee maintains responsibility for overseeing risks related to the Company's financial reporting, audit process, internal controls over financial reporting and disclosure controls and procedures. In addition, the Audit Committee receives a report from internal audit and is apprised of the internal control processes and procedures for ensuring appropriate controls are in place. The Audit Committee also receives regular reports on compliance matters reported on the Company's whistleblower hotline or otherwise to the Chief Executive Officer, the Chief Financial Officer or the Chief Compliance Officer. The Audit Committee has adopted Fraud Communication Guidelines and other policies to help ensure that it is adequately and promptly notified of any fraudulent activities.
As more fully described in our annual report on Form 10-K for the year ended September 30, 2011, management determined that a non-cash adjustment of $2.5 million was necessary to increase certain health and welfare accrued liabilities and related expenses at September 30, 2011. As a result of this adjustment, management concluded that we had a material weakness in our period end consolidating process for reconciling certain health and welfare accrued liability accounts. As a result of this material weakness, we have changed our period end consolidating account reconciliation process related to these certain accounts to address this matter. We expect this change to remediate our material weakness. We will continue to monitor the effectiveness of the revised process and expect to report that our material weakness will be considered fully remediated in early fiscal 2012.
The Compensation Committee considers the risks associated with the Company's compensation policies and practices with respect to executive compensation and compensation generally. See “Risk Assessment in Compensation Programs.” The Nominating Committee conducts an annual assessment of Board nominees and is charged with developing and recommending to the Board corporate governance principles and polices, and evaluating whether the Board's leadership structure is appropriate for the Company.
The Environment, Health and Safety Committee (the “EHS Committee”) oversees environmental, health and safety issues and programs relating to sustainability and energy use.
Risk Assessment in Compensation Programs
The Compensation Committee has conducted an assessment of our compensation policies and practices and has concluded that these policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company. This process included a review of the risk profile of our compensation policies and practices. To facilitate its review, the Compensation Committee engaged its independent compensation consultant, Meridian Compensation Partners, LLC (“Meridian”), to review the Company's compensation structure to identify any design elements that might encourage excessive risk taking on the part of senior executives. Meridian discussed with the Compensation Committee its review and conclusions about our compensation policies and practices. Based on this review, the Compensation Committee concluded that the Company's incentive plans are not likely to encourage excessive risk taking.
In conducting its review, Meridian noted several of the Company's compensation policies and practices that mitigate risk, including:

•	using multiple performance measures in annual incentive awards;

•	capping payout levels for annual bonuses;

•	maintaining a performance/payout curve that is linear, with no break-points;

•	using both stock options and restricted stock units as long-term incentive vehicles;

•	using 10-year stock options and requiring equity awards to generally vest over at least a three-year period, except in the case of death, disability or retirement;

•	maintaining change-in-control severance arrangements applicable to senior executives;

•	maintaining stock ownership guidelines applicable to senior executives;

•	maintaining a clawback policy applicable to executives; and

•	choosing appropriate financial factors in incentive plans and using appropriate qualitative measures in exercising negative discretion away from those financial factors.

In light of the foregoing and the results of the review conducted by Meridian and discussed with the Compensation Committee, the Compensation Committee believes that the Company's compensation policies and practices provide multiple, effective safeguards to protect against undue risk.

Independence of Directors
Mr. Hyland, our Chairman, President and Chief Executive Officer, is not independent because he is a member of management and an employee of the Company.
Mr. Leonard was not independent during much of fiscal 2011 because from March 2010 through March 2011 and from August 2011 to September 12, 2011 he served as Interim Chief Executive Officer of Walter Energy, a supplier of the Company that had received revenues from the Company in excess of the amounts permitted by Section 303A.02(b)(v) of the Listed Company Manual. These amounts exceeded those standards in the 12 months ended December 31, 2008. Other of our directors who are also directors of Walter Energy have not served in executive capacities for Walter Energy. In October 2011, the Board determined that Mr. Leonard was independent.
The Nominating Committee and the Board annually assess the outside affiliations of each director to determine if any of these affiliations could cause a potential conflict of interest or could interfere with the independence of the director. Based on information furnished by all directors regarding their relationships with the Company and its subsidiaries and research conducted by Company management with respect to outside affiliations, the Board has determined that none of the other directors (other than Mr. Hyland) has a material relationship with the Company other than through his or her role as director, and, except as set forth above, each is independent because:

•	each satisfies the independence standards set forth in Rule 10A-3 under the Exchange Act; and

•	each satisfies the criteria for independence set forth in Section 303A.02 of the Listed Company Manual.

A determination of independence under these standards does not mean that a director is “disinterested” under Section 144 of the Delaware General Corporation Law. Each director, relevant committee and the full Board may also consider whether any director is “disinterested” in any transaction brought before the Board or any committee.
Categorical Standards of Independence
The Corporate Governance Guidelines set forth the categorical standards of independence for the Board. To be considered “independent” for purposes of the director qualification standards, (A) the director must meet bright-line independence standards under the Listed Company Manual and (B) the Board must affirmatively determine that the director otherwise has no material relationship with the Company, directly or as an officer, stockholder or partner of an organization that has a relationship with the Company.
The Board considers the following relationships to be immaterial relationships that would not impair a director's independence if they are conducted in the ordinary course of business:

•
The director is a director or trustee but not an executive officer, or any member of his or her immediate family is a director, trustee or employee, but not an executive officer, of any other organization (other than the Company's outside auditing firm) that does business with, or receives donations from, the Company;

•
The director or any member of his or her immediate family is an executive officer of any other organization that is indebted to the Company, or to which the Company is indebted, and the total amount of indebtedness, in either case, is less than $1 million or 2% of the total consolidated assets of the organization on which the director or any member of his or her immediate family serves as an executive officer, whichever is more; or

•
The director or any member of his or her immediate family serves as an executive officer of a charitable or educational organization that receives discretionary charitable contributions from the Company in a single fiscal year of less than $1 million or 2% of that organization's consolidated gross receipts, whichever is more.

Independence of Committee Members
Each member of the Audit Committee, the Compensation Committee and the Nominating Committee is independent in accordance with the Listed Company Manual and the director independence standards set forth above. No member of those committees receives any compensation from the Company other than directors' fees and no such member is an affiliated person of the Company (other than by virtue of his or her directorship). Members of the Audit Committee meet the additional standards for audit committee members of publicly traded companies required by the Sarbanes-Oxley Act of 2002. Members of the Compensation Committee meet the additional standards applicable to “outside directors” under Section 162(m) of the Internal Revenue Code and qualify as “non-employee directors” as defined in Rule 16b-3 under the Exchange Act.

As discussed above, during much of fiscal 2011, Mr. Leonard was not independent because from March 2010 through March 2011 and from August 2011 to September 12, 2011 he served as Interim Chief Executive Officer of Walter Energy, a supplier of the Company that had received revenues from the Company in excess of the amounts permitted by Section 303A.02(b)(v) of the Listed Company Manual in the 12 months ended December 31, 2008. Mr. Leonard did not serve on any committee while he was not an independent director. In October 2011, the Board determined that Mr. Leonard was independent.

Committees of the Board
The Board has four standing committees that assist the Board in carrying out its duties: the Audit Committee, the Compensation Committee, the Nominating Committee and the EHS Committee. An additional committee, the Executive Committee, meets only when called by the Chairman of the Board. The charter of each committee (other than the Executive Committee) is available on the Company's website at www.muellerwaterproducts.com and may be obtained, without charge, by contacting the Corporate Secretary, Mueller Water Products, Inc., 1200 Abernathy Road, N.E., Suite 1200, Atlanta, Georgia 30328.

The following chart shows information regarding the membership of each of the Board's standing committees on the date hereof:

Name	Audit	Compensation	Nominating	EHS	Executive
Howard L. Clark, Jr.			Chair	X	X
Shirley C. Franklin	X			X
Thomas J. Hansen	X		X
Gregory E. Hyland					Chair
Jerry W. Kolb	X	X
Joseph B. Leonard *		Chair
Mark J. O’Brien		X		X
Bernard G. Rethore	X	X		Chair
Neil A. Springer	Chair	X
Lydia W. Thomas			X	X
Michael T. Tokarz			X	X	X
Number of fiscal 2011 meetings	12	5	4	4	—
* The Board appointed Mr. Leonard to serve on the Compensation Committee in October 2011 after having determined that he was independent.

In fiscal 2011, there were eight meetings of the Board.
Audit Committee
The Audit Committee's primary purpose is to assist the Board in fulfilling its responsibility to the Company's stockholders relating to the Company's financial reporting processes and systems of internal control over financial reporting. The Audit Committee is also responsible for determining whether the Company's financial systems and reporting practices are in accordance with applicable requirements. The Audit Committee retains and terminates the Company's independent auditors and approves services and fees of the independent auditors.
The Board has determined that all Audit Committee members are financially literate under the Listed Company Manual. The Board has further determined that all Audit Committee members qualify as audit committee financial experts within the meaning of the rules and regulations of the SEC.

The Audit Committee has adopted procedures for pre-approving all audit and non-audit services provided by the independent auditors. For both types of pre-approval, the Audit Committee considers whether such services are consistent with the SEC's rules on auditor independence. The Audit Committee also considers whether the independent auditors are able to provide the most effective services, for reasons such as their familiarity with the Company's current and past business, accounting systems and internal operations, and whether the services enhance the Company's ability to manage or control risks and improve financial reporting quality. The Audit Committee has delegated pre-approval authority to the Chairman of the Audit Committee with respect to individual projects up to $100,000. The Audit Committee periodically monitors the services rendered and actual fees paid to the independent auditors to ensure that such services are within the parameters approved by the Audit Committee.
Compensation and Human Resources Committee
The Compensation Committee is responsible for overseeing the Company's overall strategic human resources programs, including executive compensation, benefit plans and equity plans. The Compensation Committee approves and oversees the administration of the Company's material benefit plans, policies and programs, including all of the Company's equity plans and its executive bonus plan. The Compensation Committee also reviews and approves principal elements of total compensation for the Company's named executive officers (“NEOs”) and other executive officers and employment, severance and change-in-control arrangements for the Company's executive officers. Further, the Compensation Committee is responsible for reviewing and recommending the compensation of non-employee directors to the full Board, as well as reviewing and recommending directors' and officers' indemnification and insurance matters.
The Compensation Committee is also responsible for overseeing an annual risk assessment process. See “Board's Role in Risk Oversight - Risk Assessment in Compensation Programs.”
Nominating and Corporate Governance Committee
The Nominating Committee is responsible for, among other things, establishing the criteria for and the qualifications of persons suitable for nomination as directors and reporting its recommendations to the Board and developing and recommending to the Board a set of corporate governance principles applicable to the Company. In identifying candidates for membership on the Board, the Nominating Committee takes into account all factors it considers appropriate, which may include strength of character, mature judgment, career specializations, relevant technical skills, diversity and the extent to which a candidate would fill a need on the Board. The Nominating Committee will consider candidates for election as directors of the Company submitted by stockholders in accordance with the procedures described below under “- Director Nomination Process.”
Environment, Health and Safety Committee
The EHS Committee reviews the policies and procedures of the Company regarding compliance with the various laws, regulations and rules pertaining to the environment and employee health and safety. The EHS Committee oversees performance by Company management against certain health and safety metrics and receives special reports when necessary or when requested. The EHS Committee provides oversight for the proposed scope of internal and independent environmental, health and safety audits and encourages activities that demonstrate sound environmental stewardship initiatives within the Company and with its customers and suppliers.

Executive Committee
The Executive Committee's principal function is to exercise the interim powers delegated to the Executive Committee at any time when any matter requires expeditious action by the Board or when it would not be practical for the full Board to meet to review or act on any matter. In addition, if the Board expressly provides by resolution, the Executive Committee can declare dividends payable on the securities of the Company during months when the Board does not meet.
Director Nomination Process
In discharging its responsibility related to director nominations, the Nominating Committee receives input from the Chairman of the Board, other directors and the Nominating Committee's professional search firm. The Nominating Committee also considers and evaluates candidates recommended by stockholders, as described below.

The Nominating Committee decides whether to further evaluate each candidate and may select an independent professional search firm to assist in the discharge of its duties. The evaluation includes a reference check, interaction, interviews and discussions about the candidate's qualifications, availability and commitment. The Chairman of the Nominating Committee interviews each qualified candidate and selects certain candidates to be interviewed by the Chairman of the Board and other members of the Nominating Committee. The Nominating Committee reviews the results of all interviews and makes a recommendation to the full Board with respect to nominating a candidate for election to the Board. The Board expects all candidates recommended to the full Board to have received the approval of all members of the Nominating Committee.
Mr. Hansen, who was recommended to the Board by an executive recruiting firm, was elected to the Board in October 2011.
The Nominating Committee uses a matrix of key criteria and competencies, described below, to evaluate candidates. The Nominating Committee carefully reviews all directors and director candidates in light of these factors based on the context of the current and anticipated composition of the Board, the current and anticipated operating requirements of the Company and the long-term interests of stockholders. In reviewing a candidate, the Nominating Committee considers the candidate's integrity and independence, as defined in the Corporate Governance Guidelines and in the Listed Company Manual. The Nominating Committee expects a high level of involvement from its directors and reviews, if applicable, a candidate's service on other boards to assess whether the candidate has sufficient time to devote to Board duties.
Key characteristics that are required of all directors are personal ethics and integrity, leadership capabilities, business acumen, collaborative skills, interpersonal skills, commitment and independence.
The Nominating Committee does not expect or intend that each director has the same background, skills and experience. Instead, the Nominating Committee expects Board members will have diverse backgrounds, skills and experiences. Listed below are key competencies that are not necessary for all directors, but are necessary for the Board as a whole. The biographies appearing earlier in this Proxy Statement list each director's relevant experience, qualifications and skills from this list.

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General Management Expertise. Directors who have served in management positions are important to the Company since they bring experience and perspective in analyzing, shaping and overseeing the execution of important operational and policy issues at a senior level. These insights and guidance, and the ability to assess and respond to situations encountered in serving on our Board, may be enhanced if the leadership experience has been developed at businesses or organizations that operate in the manufacturing sector.

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Financial Expertise. Knowledge of financial markets, financing and funding operations, accounting and financial reporting processes is important since it assists our directors in understanding, advising and overseeing our capital structure, financing and investing activities, financial reporting and internal control of these activities.

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Multiple-part Manufacturing and Operations Experience. Because we operate in the manufacturing sector, education or experience in manufacturing is useful in understanding our research and development efforts, product engineering, design and manufacturing, operations and products and the market segments in which we compete.

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M&A Experience. Since we have adopted a strategy of selectively pursuing potential acquisitions, directors who have a background in M&A transactions can provide useful insight into developing and implementing strategies for growing our businesses through combination with other organizations. Useful experience includes consideration of the “fit” of a proposed acquisition with a company's strategy, the valuation of transactions and management's plans for integration with existing operations.

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Strategic Planning Expertise. We operate in very competitive markets and our businesses are subject to a wide array of risks. Directors who have strategic planning experience can assist the Board in adopting policies and procedures that respond to the risks that we face.

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Corporate Governance Expertise. Directors who have corporate governance experience can assist the Board in fulfilling its responsibilities related to the oversight of our legal and regulatory compliance.

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Offshore Sourcing Expertise. Directors who have knowledge of trends and developments in offshore sourcing are important to the Company since we continue to evaluate sourcing certain of its products wherever doing so will lower costs while maintaining quality.

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Marketing Expertise. Since we believe that many of our products benefit from strong brand recognition, directors who have marketing experience can provide expertise and guidance as we seek to maintain and expand brand and product awareness and a positive reputation.

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International Business Experience. Since we manufacture and sell certain of our products outside the United States, directors with global expertise can provide a useful business and cultural perspective regarding many significant aspects of our businesses. One element of our strategy is to expand internationally.

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Government & Regulatory Affairs Expertise. The production and marketing of our products is subject to the rules and regulations of various federal, state and local agencies. Also, a significant portion of our businesses depends on local, state and federal spending on water and wastewater infrastructure upgrade, repair and replacement. Directors who have served in government positions or who have worked extensively with governments or regulatory bodies can provide insight into working constructively with governments or regulatory bodies.

Although the Board does not have a formal policy regarding diversity, diversity is one among many criteria considered by the Board when evaluating candidates. Diversity criteria may include gender, ethnic background, geographic origin or personal, educational and professional experience. The Nominating Committee believes that the backgrounds and qualifications of the members of the Board, considered as a group, should provide an appropriate mix of experience, knowledge and abilities that will enhance the Board's oversight role.
A stockholder who wishes to submit a director candidate for consideration by the Nominating Committee must do so by writing the Company's Corporate Secretary and including the candidate's biographical data. See “Stockholder Information - Procedures for Business Matters and Director Nominations for Consideration at the 2013 Annual Meeting of Stockholders - Notice Requirements for Nomination of Directors” for a description of the procedures a stockholder is required to follow to nominate a director.
Related Person Transactions
The Board has adopted a written Related Person Transaction Policy (the “RPT Policy”) that is administered by the Nominating Committee. The RPT Policy applies to any transaction or series of transactions in which the Company is a participant, the amount involved exceeds or may be expected to exceed $120,000 and a related person has a direct or indirect material interest. Under the RPT Policy, a “related person” includes: (A) any person who is or was, since the beginning of the last fiscal year, an executive officer, director or nominee for election as a director of the Company; (B) a greater than 5% beneficial owner of the Company's Common Stock; or (C) an immediate family member of either of the foregoing. Under the RPT Policy, Company management will determine whether a transaction meets the requirements of a related person transaction requiring review by the Nominating Committee. Transactions that fall within this definition will be referred to the Nominating Committee for approval, ratification or other action. Based on its consideration of all of the relevant facts and circumstances, the Nominating Committee will decide whether or not to approve the transaction and will approve only those transactions that are in the best interests of the Company. In addition, the Board has delegated to the Chair of the Nominating Committee the authority to pre-approve or ratify any transaction with a related person in which the aggregate amount involved is expected to be less than $500,000.
The Company did not engage in any transaction during fiscal 2011, and has no currently proposed transaction, in which the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest.
Mr. Leonard was not independent during much of fiscal 2011 because from March 2010 through March 2011 and from August 2011 to September 12, 2011 he served as Interim Chief Executive Officer of Walter Energy, a supplier of the Company that had received revenues from the Company in excess of the amounts permitted by Section 303A.02(b)(v) of the Listed Company Manual. These amounts exceeded those standards in the twelve months ended December 31, 2008. Other of our directors are also directors of Walter Energy, but have not served in an executive capacity for Walter Energy. In October 2011, the Board determined that Mr. Leonard was independent.

Director Attendance at Board, Committee and Annual Meetings
The Board held eight meetings in fiscal 2011. During fiscal 2011, each director attended at least 88% of the meetings of the Board and its committees (taken together) on which he or she served at the time of the meeting. The non-management directors meet in executive session at least quarterly and the independent directors meet in executive session at least annually. The Chairman of the Nominating Committee (Mr. Clark) presides at the executive sessions of the non-management directors and the independent directors. Mr. Clark was elected the Lead Director of the Board in October 2009. All of the directors at that time attended the annual meeting of stockholders held on January 26, 2011.
Compensation Committee Interlocks and Insider Participation
None of the members of the Compensation Committee is a former or current officer or employee of the Company.
Communicating with the Board
Stockholders and other interested persons may communicate with any of the directors, in care of the Company's Corporate Secretary at the Company's principal executive office address - 1200 Abernathy Road, N.E., Suite 1200, Atlanta, Georgia 30328.
Stockholders and other interested persons may also communicate with directors by sending an email message to boardofdirectors@muellerwp.com, or with the Audit Committee by sending an email message to auditcommittee@muellerwp.com. Correspondence that is marked as a private communication for the Board (or a specific member or members) will be forwarded by the Corporate Secretary (without first being opened or read) to the addressee. These procedures may change from time to time, and you are encouraged to visit the Company's website at www.muellerwaterproducts.com for the most current means of contacting our directors.
Code of Business Conduct and Ethics
The Code of Business Conduct and Ethics (“Code of Conduct”) applies to all employees and directors of the Company. The Code of Conduct is posted on the corporate governance page of the Company's website at www.muellerwaterproducts.com and is available in print to stockholders who request a copy. The Company also has made available an Ethics Hotline, whereby employees and others can anonymously report a suspected violation of the Code of Conduct. Any changes to the Code of Conduct will be posted on the Company's website.

COMPENSATION DISCUSSION AND ANALYSIS
The Compensation and Human Resources Committee (the “Compensation Committee”) has reviewed and approved the following Compensation Discussion and Analysis (“CD&A”). Based on our review and discussions with management, the Compensation Committee recommended to the Board that this CD&A be included in the Company's Proxy Statement. Please refer to the Company's annual report on Form 10-K for the year ended September 30, 2011 (“fiscal 2011”) for additional information regarding the financial results discussed below.
Joseph B. Leonard, Chairman
Jerry W. Kolb
Mark J. O'Brien
Bernard G. Rethore
Neil A. Springer
Compensation Discussion and Analysis

Introduction	32	Rewarding Performance: Compensation Elements	42
Executive Summary	33	Base Salary	42
Overview	34	Annual Cash Incentive Awards	42
Our Business in Fiscal 2011	34	Long-Term Equity-Based Compensation	44
Compensation Philosophy	35	Retirement Benefits	44
Compensation Elements	36	Other Benefits	44
Total Compensation	37	Departure of Robert G. Leggett	44
Risk and Incentive Compensation	37	Income Tax Consequences of Executive Compensation	46
Role of Management in Compensation Decisions .	38	Compensation Recovery (“Clawback”) Policy	47
Role of Compensation Consultant in Compensation Decisions	38	Anti-Hedging Policy	47
Factors Considered by the Compensation Committee	39	Stock Ownership Guidelines	47
Peer Group Benchmarking	39
Tally Sheets	41
Wealth Accumulation Review	41
2011 Say-on-Pay Vote Results	41

Introduction
This CD&A is intended to provide our stockholders with information about the compensation awarded to our named executive officers (“NEOs”) in fiscal 2011, who were:

•	Gregory E. Hyland - Chairman, President and Chief Executive Officer

•	Evan L. Hart - Senior Vice President and Chief Financial Officer

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Robert G. Leggett - Executive Vice President and Chief Operating Officer (as noted below, Mr. Leggett is no longer employed by the Company; see “Rewarding Performance: Compensation Elements - Departure of Robert G. Leggett”)

•	Gregory E. Rogowski - President of Mueller Co.

•	Thomas E. Fish - President of Anvil

In this CD&A, we first provide an executive summary of the main principles and objectives of our executive compensation program. We then provide an overview of our financial performance in fiscal 2011, along with a description of certain key operational achievements, and describe our compensation philosophy and the elements of compensation. We then describe the roles of management and the Compensation Committee's independent compensation consultant (the “Compensation Consultant”) in the compensation process and how we determine each element of compensation. We believe that our actions in fiscal 2011 and in prior years demonstrate that we have closely linked pay to performance.
In this CD&A, unless the context otherwise requires or as otherwise indicated, the “Company”, “we”, “us” or “our” refer to Mueller Water Products, Inc. and its subsidiaries, and their management.
Executive Summary
Key considerations concerning our executive compensation program include the following:

•	The Compensation Committee is comprised solely of independent directors and the Compensation Consultant is independent.

•	Our executive compensation program aims to encourage and reward the creation of sustainable, long-term stockholder value and to align the interests of management with those of stockholders.

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We provide our NEOs with (1) base salary, (2) an annual cash incentive compensation opportunity, (3) long-term equity-based compensation, (4) retirement benefits and (5) other limited benefits. Together, these benefits are the “total compensation” described below. In fiscal 2011, we increased the weight of financial/operational goals to 80% from 70% of the total annual cash incentive compensation target.

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For fiscal 2011, we continued to target total compensation for our NEOs and other executives at the 50th percentile plus or minus 15% of targeted total compensation for similar executive positions at a defined group of 24 peer companies selected by the Compensation Committee based on input from the Compensation Consultant (the “Peer Group”). The Compensation Consultant used regression analysis to size-adjust the market data for the revenue size of the Company as a whole and for each separate business unit. The Peer Group for fiscal 2011 is comprised of the same companies that comprised the peer group in the year ended September 30, 2010 ("fiscal 2010").

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We believe in “pay-for-performance” and link short-term and long-term incentive compensation to the achievement of measurable performance goals. Cash incentive compensation supports our “pay-for-performance” compensation philosophy and rewards annual results. Long-term equity-based compensation aims to focus our executives on long-term strategic goals, sustainable growth and performance. The Compensation Committee measures performance based on both total shareholder return and other performance metrics.

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We believe that the application of our executive compensation program with respect to fiscal 2011 executive compensation reflects an appropriate response to our financial and operating performance. Our NEOs as a group received 33% less total compensation in fiscal 2011 than they received in fiscal 2010.

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The market price of the Company's Series A common stock (“Common Stock”) decreased significantly during the past several years. We believe this decrease has been principally due to changes in market conditions, including an historic decrease in housing starts and significant slowdown in spending on water infrastructure by government agencies and municipalities. The Compensation Committee believes that management has responded effectively to these market conditions by rationalizing production and downsizing appropriately. Nonetheless, the market price of Common Stock has decreased significantly, resulting in a significant decline in the value of all accumulated equity-based incentive compensation for our NEOs and other members of management; stock options granted prior to these decreases are likely to have little or no intrinsic value for an extended period of time. NEOs have received significantly less value from long-term incentives than executives at Peer Group companies and the value of options and restricted stock units granted in the past is significantly lower than was recorded under accounting rules in earlier years. Thus, total realized compensation for our NEOs is significantly less than the Compensation Committee intended when the grants were made.

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Our executives are subject to stock ownership guidelines that require them to reach certain levels of stock ownership within five years of assuming their positions. Most executives have purchased a significant number of shares of Common Stock and have experienced losses in the value of the purchased stock in addition to significant declines in the value of equity-based compensation.

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We believe that our incentive plans, together with other aspects of our executive compensation program, do not encourage excessive risk-taking by executives, and the Compensation Committee, based on the review by and consultation with our Compensation Consultant, concluded that our incentive plans are not likely to encourage excessive risk taking. Additionally, our incentive plans have “clawback” provisions to discourage executives from taking unnecessary risk.

Overview
Our Business in Fiscal 2011
Our results in fiscal 2011 continued to be adversely affected by the weak economy in the United States and Canada, particularly in the housing and municipal spending areas that comprise our major markets. Our net sales in fiscal 2011 were $1,339.2 million, compared to $1,337.5 million in fiscal 2010 and $1,427.9 million in the year ended September 30, 2009 (“fiscal 2009”). Our net loss in fiscal 2011 was $38.1 million, compared to a net loss of $45.2 million in fiscal 2010 and a net loss of $996.7 million in fiscal 2009.

Since 2006, the percentage of our net sales to the residential construction market has decreased from approximately 40% to 5%. Our previously high level of exposure to the residential construction market caused us to be severely impacted by the economic downturn. Our primary end markets in fiscal 2011 were the installation, repair and replacement of municipal water distribution and treatment systems, non-residential construction and new water and wastewater infrastructure.

The following chart illustrates the precipitous decline in U.S. housing starts and the correlation between the market price of Common Stock and U.S. housing starts in recent years:

Housing Units Started, Total (Seasonally Adjusted) - United States (Left)
Mueller Water Products, Inc. Share Price (Right)
2,500
2,000
1,500
1,000
500
0
25
20
15
10
5
0
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'05
'06
'07
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'11

In response to difficult economic conditions in fiscal 2011, we continued to focus on reducing our working capital as a percent of net sales, while also investing in newer water-technology businesses and seeking to capitalize on international opportunities. We also eliminated the position of chief operating officer in October 2011 in an effort to streamline our organizational structure and reduce costs. The following summary offers additional details concerning these operational achievements.

Improved Working Capital Position

Working capital represents an investment by a company to support its business activities. The lower a company can drive its working capital while maintaining its service levels, the more efficiently the company is using that capital. Lower working capital allows for alternative uses of financial resources; for example, to reduce debt, to make capital investments or to pay dividends to stockholders. We define working capital for this purpose as current assets (excluding cash and cash equivalents and deferred income taxes) less current liabilities (excluding current maturities of long-term debt).

During fiscal 2011, we reduced our average investment in working capital to $345.4 million, or 26% of net sales, compared to average working capital of $379.7, or 28% of net sales, during fiscal 2010 and $528.0 million, or 37% of net sales, during fiscal 2009.

Invested in Newer Water-Technology Businesses

In fiscal 2011, we continued to invest in newer water-technology businesses, the results of which we believe are more recession-resistant than our traditional business lines. Mueller Systems, LLC, which provides advanced metering infrastructure to municipalities, experienced double digit net sales growth in fiscal 2011, compared to fiscal 2010, although net sales for this business remain a small percentage of our total net sales. Also, in December 2010, we acquired Echologics Engineering Inc., a Canadian company engaged in the leak detection and pipe condition assessment arena. Municipalities such as New Orleans and Toronto engaged Echologics in fiscal 2011 to assist in improving the efficiency of their water distribution systems. The market reception to these newer water-technology businesses has been encouraging and we expect to continue to leverage the strength of the Mueller brand with innovative technology that helps municipalities to improve efficiencies and customer service levels.

Sought International Opportunities

Part of our business strategy is to selectively pursue attractive international opportunities, including potential acquisitions that enable us to enter new markets with growth potential, strengthen our current competitive positions, enhance our existing product offerings, expand our technological capabilities or provide synergy opportunities. While Echologics primarily focuses on selling products and services in the United States and Canada, it also has aggressively sought opportunities in other markets, including in Asia and Europe. In addition to the acquisition of Echologics, our US Pipe segment was awarded a $37 million order during fiscal 2011 to manufacture and supply large diameter pipe and fittings to a major water project in the Middle East. Overall, international sales (excluding Canada) accounted for 2.9% of our net sales in fiscal 2011.

Eliminated the Position of Chief Operating Officer

In September 2011, we announced the elimination of the position of chief operating officer. Robert G. Leggett was our third-highest paid employee in fiscal 2011 and fiscal 2009 and was our second highest paid employee in fiscal 2010. We made this change in an effort to streamline our organizational structure and to reduce costs. See “Rewarding Performance: Compensation Elements - Departure of Robert G. Leggett”.
Compensation Philosophy
The overall objective of our executive compensation program is to encourage and reward the creation of sustainable, long-term stockholder value. The Compensation Committee has identified the following principles in overseeing the compensation program for our executives:

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Seek to Align Executives' and Stockholders' Interests - Executives' interests are more directly aligned with the interests of our stockholders when compensation programs: (1) are significantly impacted by the value of Common Stock; (2) require significant ownership of Common Stock; and (3) emphasize both short- and long-term financial performance. A significant portion of the compensation for NEOs is comprised of long-term equity awards and the Compensation Committee has adopted stock ownership guidelines that prohibit executives from selling Common Stock acquired through equity awards or open market purchases until specified ownership levels have been met.

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Seek to Set Executive Compensation at a Level that is Competitive - To attract qualified executives, motivate performance and retain executives with the abilities and skills needed to build long-term stockholder value, total compensation should be competitive and should reflect the value of comparable positions in the market and within the Company. The Compensation Committee also reviews wealth accumulation data for NEOs.

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Seek to Motivate Achievement of Financial and Strategic Goals - A significant portion of an executive's overall compensation depends on the achievement of financial and strategic goals determined at the beginning of each fiscal year. Additionally, the portion of an executive's targeted total compensation that is performance-based increases as a function of the executive's responsibilities and ability to influence results.

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Seek to Reward Superior Performance - While the total compensation for an executive should be both competitive and tied to achievement of financial goals and strategic objectives, we seek to ensure that performance that exceeds targets is rewarded with above target compensation.

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Seek to Administer the Compensation Program Consistently and Fairly - Consistency is important in an approach to executive compensation. As such, it is important not to significantly vary the approach over time. A consistent approach must be monitored to ensure that market forces or compensation structures do not reward managers for excessive risk taking, do not unduly punish managers for the effect of market forces beyond their control, and do not reward managers for achievements due to factors other than their own effort.

Compensation Elements
Each element of our executive compensation program is reviewed and approved by the Compensation Committee and is intended to encourage and foster results and behaviors described in the following table. The percentage data presented below relates to fiscal 2011.

Compensation Element	Objective	Behavioral Focus
Base salary
•Provides fixed compensation to the executive

•Target represents approximately 31.8% of the total direct compensation for the Chief Executive Officer and approximately 39.1% of total direct compensation for other NEOs
•Paid in cash

•Most directly comparable component of compensation to measure against Peer Group; rewards experience and individual performance •Not at risk
Annual cash incentive awards
•Provides at-risk variable pay for annual performance

•Target represents approximately 32.1% of the total direct compensation for the Chief Executive Officer and approximately 29.4% of total direct compensation for other NEOs

•Paid in cash

•Rewards individual performance based on operational results for business segment or total Company performance, as well as individual performance

•At risk, depending on satisfaction of overall Company, segment and individual goals

Long-term equity awards
•Provides at-risk variable pay over a number of years

•Target represents approximately 36.1% of the total direct compensation for the Chief Executive Officer and approximately 31.5% of total direct compensation for other NEOs

•For fiscal 2011, long-term awards were granted equivalent in number to those granted in the prior year, but with significantly lower values
•Paid in shares of Common Stock
•Rewards overall Company performance •Aligns the interests of executives with those of stockholders •At risk, based on stock price
Employee benefits	•Promotes health and well-being of employees, including executives •401(k) retirement benefits encourage saving	•Annual indirect compensation •Not at risk
Perquisites	•Promotes health and provides financial, legal, tax and executive long term disability assistance for executives	•Annual entitlements •Not at risk

The following charts set forth, for the Chief Executive Officer and the other NEOs on average, the amount and percentage of the total compensation for each major element of fiscal 2011 compensation, including the percentage of fiscal 2011 direct compensation that was at risk. The amounts and percentages are based on the fiscal 2011 target levels for each element at the time of approval.

Total Compensation
The Compensation Committee regularly reviews the target total compensation of each NEO and compares it to the target total compensation of comparable executives in the Peer Group. The Compensation Consultant collects Peer Group compensation data. The Compensation Committee targets total compensation at the 50th percentile of the Peer Group average plus or minus 15%, subject to individual adjustments based on experience, length of service, individual performance and other factors deemed appropriate by the Compensation Committee. Depending on business and individual performance results, an executive's total compensation may be within, below or above the target range for that position. The Compensation Consultant used a market regression analysis to size-adjust the market data for the revenue size of the Company as a whole and for each separate business unit.
Risk and Incentive Compensation
Because performance-based incentives play a large role in the Company's executive compensation program, the Compensation Committee believes it is important that such incentives do not result in actions that may conflict with the long-term best interests of the Company or its stockholders. We believe that the base salaries of the NEOs, reviewed against similar salaries at Peer Group companies, are a sufficient component of total compensation to discourage excessive risk taking. Annual cash incentive bonuses are capped at 200% of the applicable target.
The Compensation Committee establishes financial and operating targets under our cash incentive bonus plan based on budgeted performance levels included in operating plans that are pre-approved, reviewed and carefully monitored by the Compensation Committee and the Board. The Compensation Committee approves financial or operational targets that it and management believe can be achieved without the need to take inappropriate risks or make material changes to our businesses or strategy but that, if achieved, are likely to improve our financial performance.
The Compensation Committee reviews individual components of the incentive compensation goals to ensure that they reward performance that would add value to the Company and its stockholders. Long-term incentive awards are granted in equity, and value is enhanced only through appreciation of our Common Stock price. Company policy generally prohibits executives from selling shares acquired through equity awards or open market purchases until specified ownership levels have been met.
The Compensation Committee uses financial performance measures, such as “working capital as a percent of net sales”, “adjusted operating income”, “adjusted free cash flow” and “adjusted net income” to encourage the efficient use of our resources. The Compensation Committee annually considers revisions to the metrics used, and reviews progress against them during the year to align incentive compensation with stockholder interests.
The Compensation Committee believes the use of widely-accepted financial metrics with carefully determined thresholds and maximums makes it unlikely that the risk to us will be increased in any material way. The targets used in establishing personal incentive goals are intended to benefit the Company. The Compensation Committee believes that having a significant amount of incentive compensation that vests over three years and “clawback”

provisions in our incentive plans discourage excessive risk taking.
Role of Management in Compensation Decisions
The Compensation Committee and the Chief Executive Officer discuss the financial metrics intended to closely align performance targets of the business units and the Company with the strategic goals of the Company. The Compensation Committee and the Chief Executive Officer also discuss the individual goals and desired initiatives for each executive to determine which goals should be used and the extent to which performance targets for the previous year have been achieved.
The Compensation Committee reviews information provided by the Compensation Consultant and uses that information as a reference point for the components of compensation. The Chief Executive Officer provides input on and makes recommendations to the Compensation Committee for executives other than himself with respect to annual salary adjustments, annual incentive adjustments and grants of equity awards under the Company's incentive plans. The Compensation Committee approves or modifies the compensation of these executives taking into consideration the Chief Executive Officer's input and recommendations.
The Compensation Committee annually receives input from the entire Board with respect to the Chief Executive Officer's performance and subsequently recommends his compensation level to the Board. The Board discusses and approves the annual salary of the Chief Executive Officer. The Chairman of the Compensation Committee and another Compensation Committee member designated by the Chairman meet with the Chief Executive Officer to discuss the Chief Executive Officer's performance and compensation based on evaluations received from the Board. These discussions are considered by the Compensation Committee in setting all elements of the compensation for the Chief Executive Officer.
In fiscal 2011, the Chief Executive Officer was present at all of the Compensation Committee meetings, but was excused from the executive sessions of the Compensation Committee and did not participate in meetings or deliberations when his own compensation was discussed.
Role of Compensation Consultant in Compensation Decisions
The Compensation Committee has sole authority to select and retain the Compensation Consultant, including authority to approve fees and retention terms. The Compensation Consultant may not have any other relationship with the Company or management without the prior written approval of the Compensation Committee. The Compensation Committee retained Meridian Compensation Partners, LLC (“Meridian”) as the Compensation Consultant for fiscal 2011. Each year, the Compensation Committee reviews the performance of the Compensation Consultant. The Compensation Committee determined that the Company would not retain Meridian for any new projects without the prior consideration and consent of the Compensation Committee; Meridian did not perform any new projects for the Company in fiscal 2011.
In fiscal 2011, the Compensation Consultant's responsibilities included, but were not limited to:

•	providing recommendations regarding the composition of the Peer Group;

•	preparing and analyzing pay survey data;

•	reviewing and advising on the performance measures to be used in incentive awards;

•	valuing equity awards using its proprietary formula; and

•
reviewing and advising on all principal aspects of executive and non-employee director compensation, including base salaries, bonuses and equity awards for executives, and cash compensation and equity awards for non-employee directors.

During fiscal 2011, the Compensation Consultant attended all of the Compensation Committee's meetings. In the course of fulfilling its consulting responsibilities, representatives of the Compensation Consultant regularly communicate with the Chairman of the Compensation Committee outside of regular committee meetings. The Company does not believe that the work of the Compensation Consultant has raised any conflict of interest.
The Compensation Consultant uses a proprietary modified Black-Scholes model to value stock options and a present value methodology to value restricted stock units, taking into account the likelihood of forfeiture. These valuations are different than those used by the Company for financial reporting purposes. Historically, the Compensation Consultant has calculated the number of stock options and restricted stock units to be provided to executives and other employees based on the value of the grants approved by the Compensation Committee. The values in the compensation tables that appear in this Proxy Statement represent values required for financial reporting purposes. The Compensation Committee uses the Compensation Consultant's valuation method, rather than the accounting method, to compare awards with those of Peer Group companies. However, reference was not made to the proprietary model for purposes of the stock options and restricted stock units granted on November 30, 2010. Instead, the Compensation Committee granted long-term awards equivalent in number to those granted in the prior year. These awards had significantly lower values to reflect the financial performance of the Company, the lower price of Common Stock and to avoid greater consumption of the share pool associated with the Amended and Restated 2006 Stock Incentive Plan (the “Stock Plan”).
Factors Considered by the Compensation Committee
Peer Group Benchmarking
During fiscal 2011, the Compensation Committee reviewed the prior year peer group. The Compensation Committee and the Compensation Consultant considered companies that were likely to compete with the Company for executive talent, companies with similar organizational structures and strategic focus and other considerations. For fiscal 2011, the Compensation Committee approved the 24-company Peer Group listed below, which was the same peer group used for fiscal 2010. The Peer Group companies have a primary manufacturing component to their businesses and are publicly traded or otherwise file financial statements with the SEC. The Compensation Consultant used a market regression analysis to size-adjust the market data for the revenue size of the Company as a whole and for each separate business unit.
Fiscal 2011 Peer Group

Name of Company	Annual Revenue (last fiscal year)	Market Capitalization (as of last fiscal year end)
Allegheny Technologies Incorporated	$4.0 billion	$5.4 billion
Ametek, Inc.	$2.5 billion	$6.3 billion
Armstrong World Industries, Inc.	$2.8 billion	$2.5 billion
Badger Meter, Inc.	$0.3 billion	$0.7 billion
Cameron International Corporation	$6.1 billion	$12.3 billion
Crane Co.	$2.2 billion	$2.4 billion
Curtiss-Wright Corporation	$1.9 billion	$1.5 billion
Donaldson Company, Inc.	$2.3 billion	$4.2 billion
EnPro Industries, Inc.	$0.9 billion	$0.9 billion
Flowserve Corporation	$4.0 billion	$6.6 billion
FMC Technologies	$4.1 billion	$10.7 billion
Graco Inc.	$0.7 billion	$2.4 billion
IDEX Corporation	$1.5 billion	$3.2 billion
Lennox International Inc.	$3.1 billion	$2.5 billion
Mueller Industries, Inc.	$2.1 billion	$1.2 billion
Otter Tail Corporation	$1.1 billion	$0.8 billion
Pentair, Inc.	$3.0 billion	$3.6 billion
Quanex Building Products Corporation	$0.8 billion	$0.7 billion
Robbins & Myers, Inc	$0.8 billion	$2.2 billion
Roper Industries, Inc.	$2.4 billion	$7.3 billion
Sauer-Danfoss Inc.	$1.6 billion	$1.4 billion
Valmont Industries, Inc.	$2.0 billion	$2.3 billion
Watts Water Technologies, Inc.	$1.3 billion	$1.4 billion
Worthington Industries, Inc.	$2.4 billion	$1.6 billion

The following chart illustrates the correlation between the market price of Common Stock and the aggregate market price of the common stock for each company in the Peer Group in recent years.

The Compensation Committee believes the Peer Group is an appropriate group to use for comparison of target levels of compensation and that companies in the Peer Group are likely to seek executives with similar backgrounds and experience to the Company's NEOs and other executives. In fiscal 2011, the actual performance of the Peer Group companies varied significantly from ours because they serve different end markets that have reacted differently during the economic downturn, have different capital structures with generally lower levels of debt and many report results based on different fiscal years. The Peer Group companies also face significantly different competitive landscapes. Some companies sell into energy markets (e.g., Cameron International Corporation), while other companies sell into markets with a broader base than our end markets (e.g., IDEX Corporation).
Our high level of exposure to the residential construction and municipal water infrastructure markets caused us to be more severely impacted by the economic downturn than certain other members of the Peer Group. The Compensation Committee noted that a peer group comprised of companies different from those included in the Peer Group may be more relevant and could be considered. In particular, the Compensation Committee noted that one proxy governance firm uses a peer group based on the “Capital Goods” segment of the Standard & Poor's industry group, which includes more than 550 companies - the Committee has noted that this proxy governance firm just recently announced changes to its peer group formulations. The Compensation Committee determined that such a broad-based assortment of companies did not adequately reflect the risk profile faced by the Company. The Compensation Consultant presented the Compensation Committee with information comparing the market price of Common Stock with the market price of the SPDR S&P Homebuilders ETF and U.S. housing starts data, illustrating a strong correlation between the market price of Common Stock and the performance of the U.S. housing sector. Both of these indices reflect the continuing difficulties faced by the Company and its management in fiscal 2011, given low market demand and overcapacity to serve that demand. See “Overview - Our Business in Fiscal 2011” for a chart that illustrates the correlation between the market price of Common Stock and U.S. housing starts data. The following chart illustrates the correlation between the market price of Common Stock and the market price of the SPDR S&P Homebuilders ETF in recent years.

As illustrated above, the recent performance of Common Stock more closely paralleled the performance of the SPDR S&P Homebuilders ETF and housing unit starts than it did the stock market performance of the Peer Group companies. These strong correlations illustrate the significant link between the Common Stock price performance and residential construction. The Compensation Committee, together with the Compensation Consultant, considered the factors discussed above, noting in particular the differences in end markets, capital structure, debt levels and competitive landscape. The Compensation Committee also considered that the Company is still likely to compete with companies such as those in the Peer Group for executive talent and may make allowances when it believes such allowances are necessary or advisable to enable the Company to recruit and retain executive talent. Therefore, the Compensation Committee continues to use the Peer Group for the purpose of determining target compensation.
Tally Sheets
The Compensation Committee regularly reviews “tally sheets” for each executive, which are prepared by Company management and reviewed by the Compensation Consultant. The tally sheets contain information concerning prior years' compensation, proposed compensation for the current year and various termination-of-employment scenarios. The tally sheets enable the Compensation Committee to view and evaluate many facets of executive compensation, understand the magnitude of potential payouts as a result of termination-of-employment scenarios and consider changes to our compensation program, arrangements and plans in light of emerging trends.
Wealth Accumulation Review
The Compensation Committee reviews certain “wealth accumulation” calculations, such as projections of how much an executive is projected to earn or accrue over time through cash and equity compensation or receive through certain benefits. The most variable vehicle for wealth accumulation is equity awards, and the Compensation Committee intends for recipients of equity awards to receive their full benefit with improved Company performance and the resulting improvement in Common Stock price. This review is intended to ensure that management's interests are aligned with the long-term interests of the Company and its stockholders. Company executives have experienced significant declines in the value of their long-term compensation and net worth as stock awards have declined in value.
2011 Say-on-Pay Vote Results
In connection with our 2011 annual meeting of stockholders, the proposal to approve the executive compensation of the Company's NEOs for fiscal 2010 received 72,774,515 votes, or 78.7% of votes cast. Although this vote was advisory (and therefore not binding on the Company or the Board), the Board and the Compensation Committee carefully reviewed these results. The Compensation Committee considered these results, as well as other communications from stockholders relating to our compensation practices, in determining the amount, if any, of annual cash incentive awards for fiscal 2011 and setting bonus targets for executive officers for the year ended September 30, 2012.
Rewarding Performance: Compensation Elements
Compensation elements for NEOs and other executives include base salary, annual cash incentive awards, long-term equity-based compensation, retirement benefits and certain perquisites. These compensation elements are described below.

Base Salary
The Compensation Committee regularly compares the base salary of each executive to the 50th percentile of comparable executives in the Peer Group and uses that benchmark as a guide. In some cases the Compensation Committee may set base salaries higher or lower than the 50th percentile. Base salaries are currently adjusted for the NEOs on February 1 of each year. At September 30, 2011, annual base salary rates for the NEOs were as set forth below:

Mr. Hyland	$853,000
Mr. Hart	$345,200
Mr. Leggett	$517,500
Mr. Rogowski	$388,400
Mr. Fish	$380,200
In determining base salary for each executive, the Compensation Committee assesses the responsibilities associated with the position, individual contribution and performance, skill set, experience, external pressures to attract and retain talent and the compensation paid to other executives in the Peer Group and in the Company. Salaries earned by NEOs in fiscal 2011 are reflected in the “Salary” column (Column C) of the Summary Compensation Table. Merit-based increases in base salary were made for each NEO in fiscal 2011.
Annual Cash Incentive Awards
Annual cash incentive compensation for fiscal 2011 was awarded to certain of the Company's employees under the 2010 Management Incentive Plan (the “Management Incentive Plan”) based on the achievement of pre-established measurable financial/operational and individual goals.
Approximately 60 days after the end of each fiscal year, the Compensation Committee sets the target annual cash incentive compensation for senior executives for the then current fiscal year, using the 50th percentile of the Peer Group data as a guide. The Compensation Committee's goal is to maintain compensation for the NEOs and other executives in line with the Company's compensation philosophies outlined above, using the financial/operational goals discussed below for each NEO.
The Compensation Committee approved the 2011 financial/operational and individual goals for executives covered by the Management Incentive Plan in the first quarter of fiscal 2011. The potential annual cash incentive opportunity for each executive was weighted 80% on the achievement of two financial/operational goals described below and 20% on individual goals, which additional opportunity was subject to the negative discretion of the Compensation Committee based on the achievement of individual goals that are structured to add value to the Company and its stockholders. The amount payable based on attainment of the financial/operations and individual goals is capped at 200% of the target opportunity. Under the Management Incentive Plan, the Compensation Committee may decrease, but not increase, the amounts payable to participants.

The Compensation Committee, as administrator of the Management Incentive Plan, may use any one or more of certain specified financial/operational performance measures as the basis for all or part of an annual cash incentive award selected for a particular employee. These performance measures may include, but are not limited to, sales, earnings, cash flow and working capital.

For corporate executives, the financial metrics selected by the Compensation Committee were free cash flow (defined as consolidated cash flows from operating activities adjusted to remove primarily restructuring charges less capital expenditures) and adjusted net income (defined as consolidated net income (loss) adjusted to eliminate primarily restructuring charges and amortization of deferred losses on interest rate swap contracts). For segment executives, the financial metrics selected by the Compensation Committee were average working capital (defined as the segment's average of adjusted current assets less adjusted current liabilities over the course of fiscal 2011, which such measures exclude cash and cash equivalents, deferred income taxes, debt, items reported as assets held for sale that would ordinarily be classified as noncurrent assets or noncurrent liabilities and all balances related to Echologics) as a percent of the segment's net sales and the segment's adjusted operating income (defined as income (loss) from operations adjusted to remove primarily restructuring charges).

The following table shows the fiscal 2011 financial/operational performance targets for each NEO along with the attained results.
Financial/Operational Performance

			Results Required to Achieve Bonus ($ in millions)				Actual
Name	Financial/Operational Metric	Weight	Threshold	Target (100%)	Maximum (200%)	2011 Actual Results ($ in millions)	2011 Payout Factor (% of Target Bonus)
Gregory E. Hyland, Evan L. Hart and Robert G. Leggett	Consolidated Adjusted Net Income (Loss)	50%	$(21.3)	$(9.0)	$47.0	$(27.7)	—%
	Consolidated Adjusted Free Cash Flow	30%	$49.4	$65.5	$99.5	$16.7	—%
Gregory S. Rogowski	Mueller Co. Adjusted Income from Operations	50%	$71.1	$101.6	$132.1	$56.6	—%
	Mueller Co. Average Working Capital as a Percent of Net Sales	30%	27.0%	25.9%	22.5%	28.7%	—%
Thomas E. Fish	Anvil Adjusted Income from Operations	50%	$16.1	$23.0	$32.0	$33.1	200.0%
	Anvil Average Working Capital as a Percent of Net Sales	30%	27.7%	26.4%	24.5%	26.3%	105.3%
Individual Performance Goals
The Compensation Committee, as administrator of the Management Incentive Plan, may establish individual performance goals for senior executives. All individual performance goals are set with minimum (or threshold), target and maximum objectives for each individual performance goal.
In fiscal 2011, individual goals had a total weight of 20% of the total cash incentive target, and executives could earn between 0% and 200% of the target amount depending on the level of achievement of individual goals. Individual goals are quantifiable to the extent practicable and are also reviewed subjectively. The percent achievement of individual goals is determined by the executive's direct supervisor and agreed to or modified by the Chief Executive Officer and the Compensation Committee.
In fiscal 2011, the Compensation Committee used the financial goal of adjusted free cash flow to determine the availability of a pool from which to pay incentives based on the individual performance of the NEOs other than Mr. Rogowski. Because the free cash flow goal was not met, none of these NEOs was credited with having met the minimum requirement for being eligible to receive an award based on his individual target. However, the Compensation Committee determined to award Mr. Fish an additional amount based on the achievements of the Company's Anvil segment and his personal performance. The following cash incentive awards were paid with respect to individual performance goals for fiscal 2011:

Gregory E. Hyland	$—
Evan L. Hart	$—
Robert G. Leggett	$—
Gregory E. Rogowski	$70,739
Thomas E. Fish	$49,525
Cash incentive awards paid to the NEOs for fiscal 2011 are reflected in the “Bonus” column (Column D) of the Summary Compensation Table.
Long-Term Equity-Based Compensation
As noted above, the Compensation Committee believes that providing equity as a component of executive compensation helps ensure that the Company can compete to recruit and retain talent, that executives and key employees are focused on long-term Company priorities and performance, and that the interests of those executives and employees are appropriately aligned with the interests of our stockholders. In addition, equity awards are intended to help retain executives during the vesting period since, in most circumstances, the awards will be forfeited if the executive leaves the Company before the awards vest or the applicable restrictions lapse.
Value of Fiscal 2011 Equity Awards
While the Compensation Committee considered the 50th percentile relative to the Peer Group as a guide in setting the dollar amounts of the annual equity awards during fiscal 2011, it decided to grant long-term awards equivalent in number to those granted in the prior year. This resulted in significantly lower values compared to the prior year, reflecting the performance of the Company, the lower price of Common Stock and the consumption of shares that would otherwise have occurred in the share pool associated with the Stock Plan.
During the last three fiscal years, the Company's stock price has decreased significantly and the Company's businesses have faced a severe economic downturn. This has resulted in a significant decline in the value of stock options and restricted stock units that were granted to executives over the past several years. This decline in value based on a closing stock price of $2.48 per share on September 30, 2011 was reviewed and considered by the Compensation Committee in making executive compensation decisions for fiscal 2011. The table below summarizes information related to our primary annual grant dates.

Grant Date	Grant Date Market Price	9/30/11 Market Price	Absolute Decline	Percentage Decline
November 29, 2006	$15.09	$2.48	$(12.61)	(83.6)%
November 29, 2007	$10.66	$2.48	$(8.18)	(76.7)%
December 2, 2008	$5.49	$2.48	$(3.01)	(54.8)%
December 1, 2009	$5.05	$2.48	$(2.57)	(50.9)%
November 30, 2010	$3.52	$2.48	$(1.04)	(29.5)%
Timing of Equity Awards
While the Compensation Committee may grant equity awards at any of its scheduled meetings or by unanimous written consent, it generally grants awards at its November/December meeting each year, except for awards related to promotions and new hires. Grants approved during scheduled meetings become effective and are priced as of the date of approval or a pre-determined future date. Grants approved by unanimous written consent become effective and are priced as of a pre-determined future date. All stock options have a per-share exercise price equal to the closing stock price on the New York Stock Exchange on the effective date of the grant. See “Executive Compensation - Summary Compensation Table - Stock Awards and - Option Awards” below for a listing of all awards made to the NEOs since November 2006.
Retirement Benefits
The Company offers retirement benefits to its executives and other employees to provide a competitive source of retirement income. These retirement benefits are provided through the vehicles described below.
Retirement Savings Plan Applicable to Employees Generally

The Mueller Water Products, Inc. Retirement Savings Plan (“Savings Plan”) is a 401(k) plan that provides retirement benefits for non-union employees of the Company and participating subsidiaries. Messrs. Hyland, Hart, Leggett, Rogowski and Fish participated in the Savings Plan in fiscal 2011.
Deferred Compensation Plans
Agreement with Mr. Hyland. In accordance with the terms of Mr. Hyland's employment agreement with Walter Industries, Inc. (now Walter Energy), dated September 9, 2005, the Company adopted a limited retirement savings plan effective from April 1, 2007 (the “Retirement Plan”).  That employment agreement was assigned to and assumed by the Company on December 14, 2006 and has been subsequently amended and restated without changing the amount of the benefit to which Mr. Hyland is entitled. The Retirement Plan is an unfunded plan of deferred compensation.  Under the Retirement Plan, the Company credited a bookkeeping account for Mr. Hyland, commencing April 16, 2007 and as of the 16th day of each calendar month thereafter through September 16, 2010, with an amount equal to 10% of Mr. Hyland's then current monthly base salary. The amounts credited to the Retirement Plan bear interest at 120% of the long-term Applicable Federal Rate (as defined in the Internal Revenue Code) until payment. At September 30, 2011, $549,009 has been accrued and credited to Mr. Hyland's deferral account, and no further accruals will occur to the account, except for interest.
Upon termination of Mr. Hyland's employment at the Company, other than for cause, all deferred compensation under the Retirement Plan will be paid as a lump sum to Mr. Hyland, subject to the terms of the Retirement Plan.  Upon a termination of employment for cause, the entire Retirement Plan account will be forfeited. The Company's fiscal 2011 accruals to the Retirement Plan for Mr. Hyland were $20,920. See the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column (Column H) of the Summary Compensation Table.
Other Benefits
Perquisites
The Company provides certain perquisites to the NEOs that the Compensation Committee believes are reasonable and consistent with its overall compensation program. The perquisites provided are intended to contribute to the improved health of the executives, facilitate business development, enhance personal financial management or represent a competitive practice that helps to attract and retain executives.
In fiscal 2011, the Compensation Committee offered its NEOs limited perquisites, including a car allowance, life insurance, supplemental long-term disability insurance, reimbursement for certain financial planning, legal, relocation and physical examination expenses. In limited cases, the Company has in the past provided for club memberships for NEOs. Club membership benefits ceased on December 31, 2010.
Perquisites provided to the NEOs in fiscal 2011 are set forth in the “All Other Compensation Table.”
Severance Benefits
Each NEO is entitled to severance benefits. Information regarding applicable payments under such arrangements and agreements for the NEOs is provided under the heading “Executive Compensation - Potential Payments Upon Termination or Change-in-Control.”
Change-in-Control Agreements
The Compensation Committee recognizes that change-in-control agreements have historically been viewed as an important component of executive officer compensation. Change-in-control agreements are used to create incentives for executives to build stockholder value and to seek the highest value possible for stockholders should the Company be acquired in the future, despite the risk of losing employment and potentially not having the opportunity to otherwise vest in equity awards. The Company's change-in-control agreements for our executives are “double trigger,” meaning that acceleration of vesting and severance payments does not occur upon a change in control unless the executive's employment is involuntarily terminated (other than for cause or for termination for good reason) within 24 months following a change-in-control transaction. The Compensation Committee believes this structure strikes an appropriate balance of incenting executives without providing benefits to executives who continue to enjoy employment with an acquiring company. The Compensation Committee also believes this structure is more attractive to potential acquiring companies, who may place significant value on retaining members of our executive team and who may perceive this objective to be undermined if executives receive significant acceleration payments in connection with such a transaction and are no longer required to continue employment to earn the remainder of their equity awards.

Certain change-in-control agreements were originally entered into between Walter Industries and Company executives prior to the December 2006 spin-off of the Company from Walter Industries (the “Spin-off”). The Compensation Committee approved change-in-control agreements for executives who were hired or promoted by the Company subsequent to the Spin-off. Key terms, such as triggering events, multiples of pay that would be paid upon the occurrence of those events and the acceleration of equity awards, were based on the agreements previously adopted by Walter Industries.
In September and October 2008, the Company entered into new change-in-control agreements with the Company's NEOs to confirm the existing agreements. The revised agreements generally restated the existing agreements, and included certain technical amendments to bring them into compliance with Section 409A of the Internal Revenue Code and the regulations thereunder. The Compensation Committee approved an agreement in similar form for Mr. Fish in February 2010 in connection with his agreement to accept certain modifications to his employment agreement.
In September 2010, the Compensation Committee considered the change-in-control agreements of the Company and noted that the excise tax "gross-up" payments under those agreements were generally not payable except to executives who were recently hired or promoted within the past three years. After review and discussion with the Compensation Consultant, the Compensation Committee determined not to approve new agreements that permit "gross-up" payments on a change-in-control and not to make any material modifications to any agreements that permit such payments. The Compensation Committee determined to leave in place change-in-control agreements that had been executed prior to August 2010. See “Executive Compensation - Employment, Severance and Change-in-Control Arrangements” for a description of the change-in-control agreements.
Employee Stock Purchase Plan
The Company's Employee Stock Purchase Plan (“ESPP”) provides all Company employees an opportunity to purchase Common Stock through regular payroll deductions. Participation requires a minimum monthly deduction, but monthly deductions cannot exceed 10% of monthly base salary. Further, no more than 1,000 shares can be purchased for any three-month offering period and no more than $25,000 of Common Stock may be purchased by a participant in any calendar year. The purchase price is equal to 85% of the lesser of the closing price of Common Stock on the first trading day of the offering period and the closing price of Common Stock on the last trading day of the offering period. Messrs. Hart, Leggett and Rogowski participated in the ESPP in fiscal 2011.
Health and Welfare Benefits
The Company generally offers group medical, dental, vision, life and long-term disability insurance in a flexible benefits package to all active U.S. employees, except as otherwise required by collective bargaining agreements. Every employee is provided life insurance up to one times his or her base salary at no charge, other than income taxes, to the employee. For an additional charge, the employee may obtain coverage of up to four times his or her base salary.
Departure of Robert G. Leggett
The Company eliminated the position of chief operating officer, effective September 30, 2011. The Company entered into a full and final release (the “Release”) and a consulting agreement (the “Consulting Agreement”) with Robert G. Leggett, who previously served as chief operating officer. Under the terms of the Release, and consistent with the terms of his employment agreement and subject to Mr. Leggett's continued compliance with the post-employment terms of the employment agreement, including non-competition, non-solicitation and confidentiality provisions, Mr. Leggett will receive (a) a lump sum payment of unpaid salary and other benefits and (b) a total amount equal to 262.50% of his current rate of salary, which such payment will be made in substantially equal monthly installments over 18 months. He also will continue to participate in the Company's group health insurance plan for a period of 18 months from the separation date. The unpaid salary and other benefits are included in the “All Other Compensation” column of the Summary Compensation Table. Under the terms of the Consulting Agreement, Mr. Leggett is responsible for providing consulting services to the Company's chief executive officer for a period of six months and receives $150,000 for his consulting services.
Income Tax Consequences of Executive Compensation
Section 162(m) of the Internal Revenue Code limits the tax deductibility of compensation paid to NEOs (other than the chief financial officer) to $1 million in any year. Performance-based compensation may be excluded from this limitation if certain conditions are met. The Compensation Committee intends to maximize the extent of tax deductibility of executive compensation under the provisions of Section 162(m) of the Internal Revenue Code. The Compensation Committee believes, however, that stockholder interests are best served by not restricting its discretion and flexibility in structuring compensation programs, even though such programs may result in certain non-deductible compensation expenses.
Compensation Recovery (“Clawback”) Policy
The Company's employment agreements contain a provision that requires the employee, to the extent required by law, to reimburse the Company following the publication of a restatement of the Company's financial statements due to material noncompliance with any financial reporting requirement under the securities laws as a result of misconduct for (a) incentive-based or equity-based compensation received and (b) any profits realized from the sale of securities, in each case during the 12 months prior to discovery of the noncompliance. The Compensation Committee has exclusive authority to interpret and enforce this provision.
The Compensation Committee has adopted a “Clawback Policy” to recover pay that is determined to have been wrongfully earned by managerial or executive employees. As a result, all restricted stock units granted after November 30, 2009 include a clause that reduces the number of equity awards upon the occurrence of certain events. The Compensation Committee has the exclusive authority to interpret the Clawback Policy, and may offset compensation as necessary to recover amounts due under the Clawback Policy. The Compensation Committee expects to adopt changes to the Clawback Policy once the SEC issues final rules implementing the provisions of the Dodd-Frank Act related to compensation recovery.
Anti-Hedging Policy
The Company does not allow directors or employees to hedge the value of Company equity securities held directly or indirectly by the director or employee. Company policy prohibits the purchase or sale of puts, calls, options or other derivative securities based on the Company's securities, as well as hedging or monetization transactions and purchases of Company equity securities on margin.
Stock Ownership Guidelines
The Compensation Committee believes that equity ownership serves a fundamental role in aligning the interests of certain executives and non-employee directors with those of the Company's other stockholders. The Compensation Committee has adopted “Stock Ownership Guidelines” to promote a high level of stock retention among such executives and non-employee directors. The Stock Ownership Guidelines require that the total value of the participant's holdings of Common Stock must equal or exceed the specified target value, as follows:

Position/Title	Target Ownership
Chief Executive Officer and President	6 x base salary
Group Presidents and Executive Vice Presidents	3 x base salary
Senior Vice Presidents	2 x base salary
Non-Employee Directors	4 x annual retainer

In determining the value of shares held by any executive or non-employee director for purposes of this policy, the Compensation Committee considers (A) the higher of (1) the current market value or (2) the tax basis of lapsed restricted stock units and (B) the higher of (1) the market value of shares held by the participant or (2) the tax basis of shares held by the participant. Each individual has until the later of July 30, 2012, or five years from his or her start of service, to achieve his or her respective ownership targets. If a participant is promoted, he or she will have at least three years to increase his or her holdings to meet the new higher ownership requirement. Outstanding stock options and restricted stock units for which the restrictions have not lapsed do not count toward the achievement of target ownership levels. The Chief Executive Officer and the Compensation Committee review the ownership of each executive and non-employee director annually.
Participants are required to maintain their equity awards in the Company while employed with the Company or until retirement. Tendering shares to pay taxes, selling shares pursuant to a previously executed agreement to cover the payment of taxes and tendering shares to pay the exercise price upon stock option exercises are permitted under the Stock Ownership Guidelines.
Pursuant to the Stock Ownership Guidelines, if an individual does not achieve the target ownership level within the required period of time, at the discretion of the Compensation Committee, all or any part of future annual incentive awards can be paid in stock until the required target ownership level is achieved, subject to legal constraints.

See “Beneficial Ownership of Common Stock” for information regarding the beneficial stock ownership of the directors and NEOs.

EXECUTIVE COMPENSATION
Summary Compensation Table
The following table describes total compensation earned during fiscal 2011, fiscal 2010 and fiscal 2009 for the Company's NEOs as required by the compensation disclosure rules of the SEC.
Summary Compensation Table
Supplemental tables are not intended as a substitute for the information presented in the Summary Compensation Table.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(A)	(B)	(C)	(D)	(E)	(F)	(G)	(H)	(I)	(J)
Gregory E. Hyland	2011	$843,667	$—	$602,212	$355,002	$—	$20,920	$47,436	$1,869,237
Chairman, President and Chief Executive Officer	2010	$813,333	$—	$863,969	$478,972	$848,760	$104,276	$51,473	$3,160,783
	2009	$750,500	$474,000	$1,005,010	$693,173	$—	$94,937	$57,037	$3,074,657
Evan L. Hart	2011	$338,467	$—	$180,858	$106,615	$—	$—	$30,398	$656,338
Senior Vice President and Chief Financial Officer	2010	$311,667	$—	$259,469	$143,846	$260,120	$—	$29,756	$1,004,858
	2009	$270,750	$—	$194,873	$134,409	$102,600	$—	$22,223	$724,855
Robert G. Leggett (1)	2011	$514,097	$—	$277,636	$163,668	$—	$—	$117,129	$1,072,530
Former Executive Vice President and	2010	$504,861	$100,000	$398,314	$220,822	$406,590	$—	$47,401	$1,677,988
Chief Operating Officer	2009	$475,000	$—	$139,193	$96,007	$225,000	$—	$165,015	$1,100,215
Gregory S. Rogowski (2)	2011	$384,975	$70,739	$183,473	$108,157	$—	$—	$18,680	$766,024
President, Mueller Co.	2010	$377,083	$—	$263,221	$145,926	$431,289	$—	$73,949	$1,291,468
	2009	$145,833	$56,011	$180,407	$101,813	$—	$—	$9,667	$493,731
Thomas E. Fish	2011	$377,333	$49,525	$176,908	$104,131	$372,400	$—	$41,759	$1,122,056
President, Anvil International	2010	$345,672	$—	$246,309	$138,373	$260,083	$—	$40,446	$1,030,883
	2009	$306,363	$632,003	$275,609	$190,094	$—	$—	$45,369	$1,449,438

(1)	Mr. Leggett is no longer employed by the Company. See “Compensation Discussion and Analysis - Rewarding Performance: Compensation Elements - Departure of Robert G. Leggett”.

(2)	Mr. Rogowski was hired as President of Mueller Co. on May 12, 2009.
Salary (Column C)
These amounts reflect base salary earned by our NEOs. The Compensation Committee reviews executive officer salaries annually and any adjustments made by the Compensation Committee are historically implemented effective February 1. Accordingly, for each officer, salary for fiscal 2011 reflects approximately four months compensation at the salary level established in February 2010, and eight months compensation at the salary level established in February 2011. Salary rates were generally frozen throughout 2009, exclusive of temporary reductions. See “Compensation Discussion and Analysis - Rewarding Performance: Compensation Elements - Base Salary”.
Bonus (Column D)
These amounts reflect signing bonuses and non-performance based cash incentive awards that were awarded by the Compensation Committee. Mr. Leggett's employment agreement negotiated in advance of being hired provided for a $100,000 bonus in September 2010.
Stock Awards (Column E)

These amounts reflect grants of restricted stock units. The dollar amounts for the awards represent the full grant date fair value as determined in accordance with generally accepted accounting principles. The ultimate value of the award to the employee will depend on the price of Common Stock on the date that the restrictions lapse, and may differ from the value of the awards included in the Summary Compensation Table. Details about fiscal 2011 awards are included under the heading “Grants of Plan-Based Awards Table”.
Option Awards (Column F)
These amounts reflect grants of stock options. The dollar amounts for the awards represent the full grant date fair value as determined in accordance with generally accepted accounting principles. The ultimate value of the award to the employee will depend on the stock price on the date of exercise, and may differ from the grant date fair value of the awards included in the table above. Details about fiscal 2011 awards are included under the heading “Grants of Plan-Based Awards Table”.
Intrinsic Value of Option Awards Versus Value for Financial Reporting Purposes (supplemental table) at September 30, 2011

Name	Grant Date	Share Price at Grant Date	Total Options Granted on Grant Date	Grant Date Fair Value (1)	Total Value on Grant Date	Intrinsic Value of Grant at 9/30/11 (2)
Gregory E. Hyland	11/29/06	$15.09	88,300	$5.90	$520,970	$—
	11/29/07	$10.66	226,757	$3.85	$873,014	$—
	12/02/08	$5.49	343,155	$2.02	$693,173	$—
	12/01/09	$5.05	281,748	$1.70	$478,972	$—
	11/30/10	$3.52	281,748	$1.26	$355,002	$—
Evan L. Hart	11/29/06	$15.09	2,384	$5.90	$14,066	$—
	11/29/07	$10.66	10,459	$3.85	$40,267	$—
	07/31/08	$9.10	24,752	$3.36	$83,167	$—
	12/02/08	$5.49	66,539	$2.02	$134,409	$—
	12/01/09	$5.05	84,615	$1.70	$143,846	$—
	11/30/10	$3.52	84,615	$1.26	$106,615	$—
Robert G. Leggett (3)	09/02/08	$10.83	86,406	$4.01	$346,488	$—
	12/02/08	$5.49	47,528	$2.02	$96,007	$—
	12/01/09	$5.05	129,895	$1.70	$220,822	$—
	11/30/10	$3.52	129,895	$1.26	$163,668	$—
Gregory S. Rogowski	05/12/09	$4.07	69,735	$1.46	$101,813	$—
	12/01/09	$5.05	85,839	$1.70	$145,926	$—
	11/30/10	$3.52	85,839	$1.26	$108,157	$—
Thomas E. Fish	11/29/06	$15.09	14,928	$5.90	$88,075	$—
	11/29/07	$10.66	53,433	$3.85	$205,717	$—
	12/02/08	$5.49	94,106	$2.02	$190,094	$—
	12/01/09	$5.05	40,209	$1.70	$68,355	$—
	02/22/10	$4.76	42,435	$1.65	$70,018	$—
	11/30/10	$3.52	82,644	$1.26	$104,131	$—

(1)
Value is based on a modified Black-Scholes option pricing model. The weighted averages of the assumptions used for all options we have granted during each of the past three fiscal years are included in the consolidated financial statements contained in our annual report.

(2)	Our Common Stock had a closing price of $2.48 per share on September 30, 2011 on the New York Stock Exchange.

(3)	Mr. Leggett is no longer employed by the Company. See “Compensation Discussion and Analysis - Rewarding Performance: Compensation Elements - Departure of Robert G. Leggett”.
Non-Equity Incentive Plan Compensation (Column G)
These amounts reflect non-equity incentive plan compensation awards, which were earned by our NEOs under the

Management Incentive Plan based on Company and individual performance during fiscal 2011, and under our Top Executive Bonus Plan or the Management Incentive Program for fiscal 2010 and fiscal 2009. The earned amounts for fiscal 2011 were paid in December 2011.
Change in Pension Value and Non-Qualified Deferred Compensation Earnings (Column H)
These amounts reflect accruals for Mr. Hyland in his deferred compensation plan established for his benefit by the Company. See “Retirement Benefits - Deferred Compensation Plans - Agreement with Mr. Hyland.”
All Other Compensation (Column I)
These amounts reflect the combined value of each NEO's perquisites and compensation that is not otherwise reflected in the Summary Compensation Table. Amounts for fiscal 2011 consist of the following additional compensation attributed to our NEOs:
Fiscal 2011 All Other Compensation

Name	Vehicle Allowance	Financial Planning (1)	Contributions to 401(k) Plans	Life and Long-Term Disability Insurance	Relocation and Other		Total
Gregory E. Hyland	$24,000	$—	$9,800	$11,980	$1,656	(2)	$47,436
Evan L. Hart	$18,000	$—	$9,647	$2,751	$—		$30,398
Robert G. Leggett (3)	$18,000	$7,500	$9,800	$5,516	$76,313	(4)	$117,129
Gregory S. Rogowski	$18,000	$—	$9,800	$4,427	$(13,547)	(5)	$18,680
Thomas E. Fish	$18,000	$7,500	$9,800	$6,101	$358	$(6)	$41,759

(1)	NEOs are entitled to reimbursement of up to $7,500 of annual financial planning ($10,000 for the Chief Executive Officer).

(2)	This represents $1,656 for country club dues, a benefit that was eliminated on December 31, 2010.

(3)	Mr. Leggett is no longer employed by the Company. See “Compensation Discussion and Analysis - Rewarding Performance: Compensation Elements - Departure of Robert G. Leggett”.

(4)	This represents relocation benefits of $52,428 and vacation benefits of $23,885 pursuant to Mr. Leggett's departure from the Company.

(5)	This represents a net refund to the Company of $13,547 for excess relocation benefits paid in fiscal 2010.

(6)	This represents a $358 benefit related to Mr. Fish's wife accompanying him on a business trip.
Grants of Plan-Based Awards Table
The following table summarizes the equity awards made to our NEOs during fiscal 2011 on a grant-by-grant basis.
Each of the equity-based awards granted during fiscal 2011 and reported in the Grants of Plan-Based Awards Table was granted under, and is subject to the terms of, the 2006 Stock Plan. The 2006 Stock Plan is administered under the direction of the Compensation Committee. The Compensation Committee has authority to interpret the 2006 Stock Plan and make all required determinations under the 2006 Stock Plan. Awards granted under the 2006 Stock Plan may be transferred to trusts established solely for the benefit of the grantee's family members or to a beneficiary of an NEO upon his death.

Fiscal 2011 Grants of Plan-Based Awards Table
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Securities Underlying Options (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards

Name	Grant Date	Threshold	Target	Maximum
(A)	(B)	(C)	(D)	(E)	(F)	(G)	(H)	(I)
Gregory E. Hyland		$—	$853,000	$1,706,000
	11/30/10				171,083			$602,212
	11/30/10					281,748	$3.52	$355,002
Evan L. Hart		$—	$253,850	$507,700
	11/30/10				51,380			$180,858
	11/30/10					84,615	$3.52	$106,615
Robert G. Leggett		$—	$385,573	$771,146
	11/30/10				78,874			$277,636
	11/30/10					129,895	$3.52	$163,668
Gregory S. Rogowski		$—	$288,731	$577,462
	11/30/10				52,123			$183,473
	11/30/10					85,839	$3.52	$108,157
Thomas E. Fish		$—	$283,000	$566,000
	11/30/10				50,258			$176,908
	11/30/10					82,644	$3.52	$104,131
Stock Awards (Column F)
These figures represent restricted stock units granted during fiscal 2011. Each restricted stock unit entitles the grantee to receive one share of Common Stock when the restrictions lapse. The restrictions on all such restricted stock units generally lapse in equal installments on the first, second and third anniversary of the date of grant. Further, the restrictions on these restricted stock units lapse automatically upon the death, disability or retirement of the grantee. Holders of restricted stock units do not have the right to vote or dispose of their restricted stock units and do not have dividend rights with respect to their restricted stock units until the restrictions on those stock units lapse and the shares are issued.
Option Awards (Column G)
Upon vesting, each stock option entitles the grantee to purchase one share of Common Stock at a specified exercise price. These stock options generally vest in equal installments on the first, second and third anniversary of the date of grant. Once vested, options will generally remain exercisable until their normal expiration dates, which are 10 years from the grant date. Grantees generally have three months to exercise any vested options upon termination of employment. This period is extended to two years in the event termination results from death, disability or retirement. All outstanding options will immediately terminate if the grantee is terminated for cause.
Exercise Price of Option Awards (Column H)
Each stock option granted during fiscal 2011 has a per-share exercise price equal to the closing price of the underlying Common Stock on the New York Stock Exchange on the grant date.
Grant Date Fair Value of Stock and Option Awards (Column I)
These amounts reflect the aggregate fair value of the award on the grant date determined in accordance with accounting principles generally accepted in the United States. This is the amount we will record as compensation expense in our financial statements over the vesting period of the award.

Outstanding Equity Awards at Fiscal Year-End Table
Outstanding Equity Awards at September 30, 2011

Name			Option Awards				Stock Awards
	Original Walter Energy Grant Date (1)	Mueller Water Products Reissue or Grant Date	Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Units of Stock (#) (3)	Market Value of Units of Stock ($) (4)
			Exercisable	Unexercisable (2)
Gregory E. Hyland	9/16/2005	12/15/06	113,358	—	$14.55	09/16/15	56,680	$140,566
	2/22/2006	12/15/06	69,611	—	$20.56	02/22/16	74,784	$185,464
		11/29/06	88,300	—	$15.09	11/29/16	103,964	$257,831
		11/29/07	226,757	—	$10.66	11/29/17	—	$—
		12/02/08	228,770	114,385	$5.49	12/02/18	61,021	$151,332
		12/01/09	93,916	187,832	$5.05	12/01/19	114,055	$282,856
		11/30/10	—	281,748	$3.52	11/30/20	171,083	$424,286
Evan L. Hart		11/29/06	2,384	—	$15.09	11/29/16	2,807	$6,961
		11/29/07	10,459	—	$10.66	11/29/17	—	$—
		07/31/08	24,752	—	$9.10	07/31/18	—	$—
		12/02/08	44,359	22,180	$5.49	12/02/18	11,832	$29,343
		12/01/09	28,205	56,410	$5.05	12/01/19	34,253	$84,947
		11/30/10	—	84,615	$3.52	11/30/20	51,380	$127,422
Robert G. Leggett (5)		09/02/08	86,406	—	$10.83	12/31/11	—	$—
		12/02/08	31,685	—	$5.49	12/31/11	—	$—
		12/01/09	43,299	—	$5.05	12/31/11	—	$—
Gregory S. Rogowski		05/12/09	—	69,735	$4.07	05/12/19	44,326	$109,928
		12/01/09	28,613	57,226	$5.05	12/01/19	34,748	$86,175
		11/30/10	—	85,839	$3.52	11/30/20	52,123	$129,265
Thomas E. Fish		08/22/06	10,502	—	$16.95	08/22/16	14,016	$34,760
		11/29/06	14,928	—	$15.09	11/29/16	17,576	$43,588
		11/29/07	53,433	—	$10.66	11/29/17	—	$—
		12/02/08	62,737	31,369	$5.49	12/02/18	16,734	$41,500
		12/01/09	13,403	26,806	$5.05	12/01/19	16,277	$40,367
		02/22/10	14,145	28,290	$4.76	02/22/20	17,228	$42,725
		11/30/10	—	82,644	$3.52	11/30/20	50,258	$124,640

(1)
The Company separated from Walter Industries in December 2006. Equity awards granted prior to August 2006 were made by Walter Industries and were converted into restricted stock units or options to acquire Common Stock in connection with our separation from Walter Industries. The exercise price of our reissued stock options reflected a conversion ratio of 3.239:1. The vesting or lapsing dates and option expiration dates for the reissued awards were identical to the replaced Walter Industries awards.

(2)	Unexercisable options granted on 12/02/08 vest on 12/02/11.
Unexercisable options granted on 05/12/09 vest on 05/12/12.
Unexercisable options granted on 12/01/09 vest 50% on each of 12/01/11 and 12/01/12.
Unexercisable options granted on 02/22/10 vest 50% on each of 02/22/12 and 02/22/13.
Unexercisable options granted on 11/30/10 vest in thirds on each of 11/30/11, 11/30/12 and 11/30/13.

(3)	Restrictions on restricted stock units granted on 09/16/05 lapse on 09/16/12 unless lapsing accelerates as a result of stock price performance.
Restrictions on restricted stock units granted on 02/22/06 lapse on 02/22/13 unless lapsing accelerates as a result of stock price performance.
Restrictions on restricted stock units granted on 08/22/06 lapse on 08/22/13 unless lapsing accelerates as a result of stock price performance.
Restrictions on restricted stock units granted on 11/29/06 lapse on 11/29/13 unless lapsing accelerates as a result of stock price performance.

Restrictions on restricted stock units granted on 12/02/08 lapse on 12/02/11.
Restrictions on restricted stock units granted on 05/12/09 lapse on 05/12/12.
Restrictions on restricted stock units granted on 12/01/09 lapse 50% on each of 12/01/11 and 12/01/12.
Restrictions on restricted stock units granted on 02/22/10 lapse 50% on each of 02/22/12 and 02/22/13.
Restrictions on restricted stock units granted on 11/30/10 lapse in thirds on each of 11/30/11, 11/30/12 and 11/30/13.
Accelerated vesting occurs when Common Stock maintains a closing market price in excess of a 10% compound annual growth rate (13% for restricted stock units granted on 11/29/06) for 60 consecutive calendar days. When such an event occurs, 25% of the original grant vests on the next anniversary date of the grant.

(4)
The "market value" is calculated by multiplying the number of restricted stock units that have not vested by the closing price of Common Stock on the New York Stock Exchange on September 30, 2011 of $2.48 per share.

(5)
Mr. Leggett is no longer employed by the Company. See “Compensation Discussion and Analysis - Rewarding Performance: Compensation Elements - Departure of Robert G. Leggett”. Mr. Leggett may exercise any exercisable options on or before December 31, 2011. Unexercisable options and unlapsed restricted stock units were forfeited by Mr. Leggett on September 30, 2011.

Option Exercises and Stock Vested Table
This table shows stock options exercised by our NEOs during fiscal 2011 and restricted stock units held by our NEOs for which restrictions lapsed during fiscal 2011. The dollar values shown in this table are not the grant date fair values disclosed elsewhere in this Proxy Statement.

Fiscal 2011 Option Exercises and Stock Vested Table

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Lapse (#)	Value Realized on Lapse ($) (1)
Gregory E. Hyland	—	$—	152,519	$551,087
Evan L. Hart	—	$—	34,584	$123,657
Robert G. Leggett (2)	—	$—	113,866	$293,212
Gregory S. Rogowski	—	$—	17,375	$61,508
Thomas E. Fish	—	$—	41,610	$153,934

(1)	The "value realized" is calculated as the closing price of Common Stock on the lapse date multiplied by the number of restricted stock units for which restrictions lapsed.

(2)	Mr. Leggett is no longer employed by the Company. See “Compensation Discussion and Analysis - Rewarding Performance: Compensation Elements - Departure of Robert G. Leggett”.
Nonqualified Deferred Compensation During Fiscal Year 2011
The following table sets forth certain information with respect to participation in any nonqualified deferred compensation plans for our NEOs. Mr. Hyland participates in a deferred compensation plan pursuant to the terms of his employment agreement. None of our NEOs participate in our Executive Deferred Compensation Plan.

Name	Executive Contributions in 2011 Fiscal Year	Registrant Contributions in 2011 Fiscal Year	Aggregate Earnings in 2011 Fiscal Year	Aggregate Withdrawals/ Distributions	Aggregate Balance at 2011 Fiscal Year
Gregory E. Hyland	$—	$(3,438)	$24,358	$—	$549,009

(1)	The Company erroneously recorded a contribution in September 2010 subsequent to the mid-September discontinuation of such contributions. This contribution was corrected in October 2010.
These contributions and aggregate earnings are included in Column H of the Summary Compensation Table for fiscal 2011.
Pension Plan
None of our NEOs participate in a defined benefit pension plan. Each NEO participates in our 401(k) plan, under which he receives matching Company contributions in accordance with the terms of that plan.
Employment, Severance and Change-in-Control Arrangements
At September 30, 2011, the Company had employment agreements with each of the NEOs.
Gregory E. Hyland.  Mr. Hyland's employment agreement with the Company effective as of September 15, 2008 (and subsequently amended on each of December 1, 2009 and December 1, 2010) provides for the following:

•	An initial annual base salary of $790,000, reviewed annually;

•
An opportunity to earn an annual target bonus of 100% of a target amount based on base salary, with a payout range from zero to up to twice the amount of the target (based on the satisfaction of predetermined goals);

•	An annual equity opportunity subject to the discretion of the Compensation Committee (if predetermined goals are met);

•	A car allowance of $2,000 per month;

•	Four weeks of vacation each year;

•	Reimbursement of financial planning;

•	Entitlement to participate in an unfunded deferred compensation plan; and

•
Severance benefits, including (a) a lump sum payment of unpaid salary and other benefits, and (b) a total amount equal to 300% of Mr. Hyland's current salary, paid in monthly installments over 24 months.

Evan L. Hart.  Mr. Hart's employment agreement with the Company, dated July 16, 2008 (and subsequently amended on December 1, 2009), provides for the following:

•	A starting base salary of $285,000 per year, which will be reviewed annually;

•
An opportunity to earn an annual target bonus of 60% of base salary (increased to 75% for the fiscal 2011 year), with a payout range from zero to up to twice the amount of the target (based on the satisfaction of predetermined goals);

•	An annual equity opportunity commensurate with an executive-level position at the Company;

•	A car allowance of $1,500 per month;

•	Four weeks of vacation each year; and

•
Severance benefits, including (a) a lump sum payment of unpaid salary and other benefits, and (b) a total amount equal to 262.5% of Mr. Hart's current salary, paid in monthly installments over 18 months.

Robert G. Leggett.  Mr. Leggett's employment agreement with the Company, dated September 15, 2008 (and subsequently amended on February 6, 2009 and December 1, 2009) was terminated effective as of November 2, 2011, except for certain post-termination obligations included in the employment agreement. See “Compensation Discussion and Analysis - Rewarding Performance: Compensation Elements - Departure of Robert G. Leggett”).
Gregory S. Rogowski.  Mr. Rogowski's employment agreement with the Company, dated May 12, 2009 (and subsequently amended on December 1, 2009), provides for the following:

•	A base salary of $375,000 per year, which will be reviewed annually;

•	An opportunity to earn an annual target bonus of 75% of base salary, with a payout range from zero to up to twice the amount of the target (based on the satisfaction of predetermined goals);

•	An annual equity opportunity commensurate with an executive-level position at the Company;

•	A car allowance of $1,500 per month;

•	Four weeks of vacation each year; and

•
Severance benefits, including (a) a lump sum payment of unpaid salary and other benefits and (b) a total amount equal to 262.5% of Mr. Rogowski's current salary, paid in monthly installments over 18 months.

Thomas E. Fish.  Mr. Fish's employment agreement with the Company, dated February 22, 2010, was negotiated by management to replace a prior employment agreement and provides for the following:

•	A base salary of $371,600 per year, which will be reviewed annually;

•	An opportunity to earn an annual target bonus of 75% of base salary, with a payout range from zero to up to twice the amount of the target (based on the satisfaction of predetermined goals);

•	An annual equity opportunity commensurate with an executive-level position at the Company;

•	A car allowance of $1,500 per month;

•	Five weeks of vacation each year; and

•
Severance benefits, including (a) a lump sum payment of unpaid salary and other benefits and (b) a total amount equal to 262.5% of Mr. Fish's current salary, paid in monthly installments over 18 months.

Potential Payments Upon Termination or Change-in-Control
At September 30, 2011, the Company had a change-in-control agreement with each of Messrs. Hyland, Hart, Rogowski and Fish.
Under our change-in-control agreements, if employment is terminated other than for “Cause” or for “Good Reason” within 24 months following a change-in-control, the executive would be entitled to a lump-sum payment equivalent to base salary and annual incentive bonus (generally calculated as the average of their actual annual incentive bonuses over the preceding three years) and continuation of certain benefits, such as group life and medical insurance coverage for a period of 24 months. The severance benefits under the change-in-control agreements also include the immediate vesting of all unvested stock options and restricted stock units. The agreements (other than for Mr. Fish) provide for an additional payment sufficient to eliminate the effect of any applicable excise tax on severance payments in excess of an amount determined under Section 280G. Payments subject to the excise tax would not be deductible by the Company for federal or state income tax purposes. The agreements provide that no executive is entitled to receive duplicative severance benefits under any other Company-related plans or programs if benefits are triggered.
The following table sets forth the potential benefits that each NEO would be entitled to receive upon termination of employment in the situations outlined below. If any NEO terminates his employment without good reason or is terminated for cause, the executive is not entitled to the benefits described below. These disclosed amounts are estimates only and do not necessarily reflect the actual amounts that would be paid to the NEOs, which would only be known at the time that they become eligible for payment. The amounts shown in the table are the amounts that could be payable under existing plans and arrangements if the NEO's employment had terminated on September 30, 2011, including (other than for Mr. Fish) a gross-up for certain taxes in the event that any payments made in connection with a change in control were subject to the excise tax imposed by Section 4999 of the Internal Revenue Code. The definitions that apply follow the table below.

The termination events pursuant to which the NEOs are entitled to potential payments are as follows:
A - Severance arrangement for termination without cause or for good reason
B - Termination without cause after a change-in-control or, if applicable, sale of segment
C - Death, disability or retirement

Potential Payments Upon Termination or Change-in-Control Table(1)
Name		Cash Severance		Bonus Earned as of Event Date (2)	Vesting of Unvested Long-Term Awards (3)	Health, Welfare and Other Benefits Continuation		Outplacement (4)	Sec 280G Excise Tax and Related Gross-Up (5)	Total
Gregory E. Hyland	A	$3,173,625	(6)	$—	$—	$32,656	(11)	$25,000	$—	$3,231,281
	B	$3,202,465	(7)	$—	$1,442,336	$32,656	(11)	$298,550	$—	$4,976,007
	C	$549,009	(8)	$—	$858,474	$—		$—	$—	$1,407,483
Evan L. Hart	A	$932,704	(6)	$—	$—	$11,566	(10)	$25,000	$—	$969,260
	B	$958,767	(7)	$—	$248,675	$15,408	(11)	$120,820	$597,919	$1,941,589
	C	$—		$—	$241,713	$—		$—	$—	$241,713
Gregory S. Rogowski	A	$1,049,427	(6)	$—	$—	$7,313	(10)	$25,000	$—	$1,081,740
	B	$1,178,703	(7)	$70,739	$325,369	$9,750	(11)	$135,940	$—	$1,720,501
	C	$—		$—	$325,369	$—		$—	$—	$325,369
Thomas E. Fish	A	$1,034,583	(6)	$—	$—	$26,537	(10)	$25,000	$—	$1,086,120
	B	$1,173,356	(9)	$421,925	$327,581	$35,383	(11)	$133,070	$—	$2,091,314
	C	$—		$—	$249,233	$—		$—	$—	$249,233

(1)
Information related to Mr. Leggett is not included in the table because he is no longer employed by the Company. See “Compensation Discussion and Analysis - Rewarding Performance: Compensation Elements - Departure of Robert G. Leggett”). Pursuant to the terms of the Release and his employment agreement, Mr. Leggett received or is entitled to receive (a) cash severance of $1,382,322, (b) health, welfare and other benefits continuation of $20,389 and outplacement of $25,000 for a total of $1,427,711.

(2)
All NEOs are entitled to a pro rata share of the current fiscal year bonus in the event of termination without cause or after a change-in-control. Amounts in this table assume a termination date of September 30, 2011 and represent the actual bonus paid for fiscal 2011 since this amount would not have otherwise been paid at that date.

(3)
The value of stock options is calculated as the difference between the closing price of Common Stock per share on September 30, 2011 and the option exercise prices per share multiplied by the number of options. The value of restricted stock units is the closing price of Common Stock per share on September 30, 2011 multiplied by the number of restricted stock units. The closing price of our common stock on September 30, 2011 on the New York Stock Exchange was $2.48 per share. Upon termination due to death, disability or retirement, only the equity awards granted beginning November 2006 vest automatically in accordance with their terms.

(4)	Outplacement services will be provided for up to two years, but will not exceed 35% of the NEO's base salary at the time of termination.

(5)
The gross-up for purposes of Section 280G is calculated by determining if the total amount payable to the executive contingent upon a change-in-control exceeds 2.99 times the average of the annual eligible compensation payable to the executive during the preceding five years. If the total amount payable exceeds the average annual compensation amount, a "gross-up" amount is added to the amounts paid to the executive in order to put the executive in the same after-tax position as if he had not been subject to the excise tax.

(6)
Cash severance is equal to 300% (Mr. Hyland) of current annual base salary plus payout under the Retirement Plan plus accrued but untaken vacation. The percentage applicable to Messrs. Hart, Rogowski and Fish is 262.5%. Cash severance to Mr. Hyland also includes payout under the Retirement Plan. Accrued vacation assumes no vacation has been taken.

(7)
Cash severance is equal to 2 times annual base salary plus 2 times the average bonus over the last three years, plus accrued but untaken vacation. Cash severance to Mr. Hyland also includes payout under the Retirement Plan. Accrued vacation assumes no vacation has been taken.

(8)	Cash severance to Mr. Hyland also includes payout under the Retirement Plan.

(9)	Cash severance is equal to the lesser of 2 times annual base salary plus 2 times the average bonus over the last three years or 2.99 times annual base salary, plus accrued but untaken vacation.

(10)	Welfare benefits are continued for up to 18 months from the separation date based on the current elections and plan premiums.

(11)	Welfare benefits are continued for up to 24 months from the separation date based on the current elections and plan premiums.
An NEO’s rights upon the termination of his employment will depend upon the circumstances of the termination. Central to an understanding of the rights of each NEO under the employment agreements is an understanding of the definitions of “Cause” and “Good Reason” that are used in those agreements.

•	The Company has Cause to terminate the executive officer:

•
Under the employment agreements upon (A) conviction or guilty plea of a felony or any crime involving fraud or dishonesty; (B) theft or embezzlement of property from the Company; (C) refusal to perform his employment duties; (D) fraudulent preparation of financial information of the Company; (E) willful conduct that is demonstrably and materially injurious to the Company; or (F) willful violation of material Company policies or procedures.

•
Under the change-in-control agreements upon (A) conviction or guilty plea of a felony or any crime involving fraud or dishonesty; (B) refusal to perform his employment duties; (C) fraudulent preparation of financial information of the Company; or (D) willful conduct that is demonstrably and materially injurious to the Company.

•	The executive officer has Good Reason to terminate his employment:

•
Under the employment agreements if the Company (A) assigns the executive officer duties that are materially inconsistent with his position or materially reduce or alter the executive officer’s position; (B) requires that the executive officer be based at a location different from the location of his principal job location or office; or (C) materially reduces the executive officer’s base salary.

•
Under the change-in-control agreements if the Company (A) assigns the executive officer duties that are materially inconsistent with his position or materially reduce or alter the executive officer’s position; (B) requires that the executive officer be based at a location in excess of 50 miles from the location of his principal job location or office; (C) reduces the executive officer’s base salary; (D) fails to continue in effect any of the Company’s benefit plans in which the executive officer participates unless such failure to continue the benefits pertains to all plan participants generally; (E) fails to obtain a satisfactory agreement from any successor to the Company to assume and agree to perform the Company’s obligations under the agreement; or (F) materially breaches any of the provisions of the agreement.

•	A change-in-control of the Company exists if:

•	Any person acquires more than 30% of the combined voting power of the Company’s outstanding securities;

•	A majority of the Board is replaced;

•	A merger or consolidation of the Company is completed, with more than a 33 1/3% beneficial ownership change; or

•	The Company’s stockholders approve a plan or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

DIRECTOR COMPENSATION
The Compensation Committee is responsible for reviewing and considering any revisions to director compensation. The Board reviews the Compensation Committee's recommendations and determines the amount of director compensation. The Board determined that compensation for non-employee directors should be a mix of cash and equity-based compensation. The interests of directors are aligned with the interests of stockholders by linking a portion of their compensation to Common Stock performance. Under our stock ownership guidelines, directors are expected to keep all of the shares, net of shares used to pay the exercise price, which they receive as compensation or acquire by other means until they own shares equal in market value to at least four times their annual retainer.
The Compensation Committee reviews the director compensation and compares it to director compensation paid by other companies in the Peer Group. Any changes are reviewed with the Compensation Consultant.
Annual Retainer
Non-employee directors received an annual retainer of $45,000. We pay annual retainers in quarterly installments.
During fiscal 2011, the Chair of the Audit Committee and the Compensation Committee each received $15,000 for serving as Chair, while the Chair of the Nominating Committee and EHS Committee each received $7,500 for serving as Chair.
Meeting Fees
Non-employee directors receive $1,500 for each Board and committee meeting that they attend. Meeting fees are paid monthly.
Equity Awards
The 2006 Stock Plan provides that, on the date of its annual stockholders meeting, the Company will grant each non-employee director who is re-elected to the Board and has served as a director for a period of at least six months, equity awards with an economic value determined by the Compensation Committee. In addition, the 2006 Stock Plan provides that each director shall receive an initial equity grant on the date on which he or she commences service as a director, the economic value and terms of which shall be as determined by the Compensation Committee. For fiscal 2011, the Compensation Committee determined that the annual equity grant for continuing non-employee directors would have an economic value of $71,051 split equally between stock options and restricted stock units. The number of units equivalent to the economic value of those awards is determined by the Compensation Consultant using the same methodologies used in determining the value of similar equity awards to management. In connection with her election to the Board, Ms. Franklin received an equity grant on November 1, 2010 with an economic value of $80,000 split equally between stock options and restricted stock units.
In connection with this program, on January 26, 2011, each non-employee director (other than Ms. Franklin, who had not served as a director for six months at the time of the award, and Mr. Hansen, who had not yet joined the Board) was awarded (a) options to purchase 15,094 shares of Common Stock with an exercise price equal to $4.21 per share, the closing price of Common Stock on the New York Stock Exchange on the grant date, and (b) 9,174 restricted stock units.
Travel Expenses
The Company reimburses the directors for their travel and related expenses in connection with attending Board and Committee meetings and Board-related activities. Private air travel is reimbursed at a rate not to exceed the published price of a first class airline ticket for a comparable scheduled route.

Director Compensation Table
The following table shows fiscal 2011 compensation for our non-employee directors. None of our non-employee directors received any non-equity incentive plan compensation or participated in our pension or nonqualified deferred compensation plans. Mr. Hyland, our Chairman, President and Chief Executive Officer, does not receive any compensation in connection with his service as a director.

Fiscal 2011 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)			Stock Awards ($) (2)	Option Awards ($) (2)	All Other Compensation ($)	Total ($)
	Annual Retainer (1)	Meeting Fees	Total
Donald N. Boyce	$60,000	$25,500	$85,500	$38,623	$23,547	$—	$147,670
Howard L. Clark Jr.	$52,500	$22,500	$75,000	$38,623	$23,547	$—	$137,170
Shirley C. Franklin	$45,000	$24,000	$69,000	$42,013	$26,580	$—	$137,593
Jerry W. Kolb	$45,000	$37,500	$82,500	$38,623	$23,547	$—	$144,670
Joseph B. Leonard	$45,000	$10,500	$55,500	$38,623	$23,547	$—	$117,670
Mark J. O’Brien	$45,000	$21,000	$66,000	$38,623	$23,547	$—	$128,170
Bernard G. Rethore	$52,500	$43,500	$96,000	$38,623	$23,547	$—	$158,170
Neil A. Springer	$60,000	$37,500	$97,500	$38,623	$23,547	$—	$159,670
Lydia W. Thomas	$45,000	$24,000	$69,000	$38,623	$23,547	$—	$131,170
Michael T. Tokarz (3)	$45,000	$22,500	$67,500	$38,623	$23,547	$3,738	$133,408

(1)	Includes fees earned as chair of a committee of the Board.

(2)
The amounts reflect the expenses arising from restricted stock units and nonqualified stock options granted during fiscal 2011 that management expects to recognize for financial reporting purposes. Expense is recognized over the shorter of the grants' three-year terms or until a director becomes retirement-eligible pursuant to the terms of the 2006 Stock Plan. Messers. Boyce, Clark, Kolb, Leonard, O'Brien, Rethore and Springer and Dr. Thomas were retirement-eligible at September 30, 2011. Mr. Boyce resigned from the Board in November 2011. Ms. Franklin becomes retirement-eligible on February 4, 2013 and Mr. Tokarz becomes retirement-eligible on January 29, 2013.

(3)
Mr. Tokarz deferred the receipt of all of the director compensation earned in fiscal 2011 into 18,320.73 phantom shares of Common Stock. "All Other Compensation" represents amounts accrued on identical terms to dividends paid on Common Stock related to the accumulated phantom share balance.

The following table shows information related to option awards and stock awards made to our directors that were outstanding at September 30, 2011.

		Option Awards				Stock Awards
		Number of Securities Underlying Unexercised Options (#)
Name	Grant Date	Exercisable	Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (1)
Boyce, Clark, Kolb, Leonard, O'Brien, Rethore, Springer and Thomas (2)	5/25/2006	10,700	—	$16.00	5/25/2016
	3/22/2007	12,600	—	$14.19	3/22/2017
	1/30/2008	9,701	—	$7.95	1/30/2018	—	$—
	1/28/2009	9,546	—	$7.76	1/28/2019	—	$—
	1/28/2010	15,094	—	$4.67	1/28/2020	—	$—
	1/26/2011	15,094	—	$4.21	1/26/2021	—	$—
		72,735	—			—	$—
Franklin (3)	11/1/2010	0	25,806	2.92	11/1/2010	14,388	35,682
Tokarz (4)	5/25/2006	10,700	—	$16.00	5/25/2016
	3/22/2007	12,600	—	$14.19	3/22/2017
	1/30/2008	9,701	—	$7.95	1/30/2018
	1/28/2009	6,364	3,182	$7.76	1/28/2019	1,831	$4,541
	1/28/2010	5,032	10,062	$4.67	1/28/2020	6,116	$15,168
	1/26/2011	—	15,094	$4.21	1/26/2021	9,174	$22,752
		44,397	28,338			17,121	$42,460

(1)
The "market value" is calculated by multiplying the number of restricted stock units that have not vested by the closing price of Common Stock on the New York Stock Exchange on September 30, 2011 of $2.48 per share.

(2)
Each of these directors is retirement-eligible at September 30, 2011 pursuant to the terms of the 2006 Stock Plan. Therefore, their outstanding stock options are deemed vested and restrictions on their restricted stock units are deemed lapsed. Mr. Boyce resigned from the Board in November 2011.

(3)
Ms. Franklin becomes retirement-eligible on February 4, 2013 pursuant to the terms of the 2006 Stock Plan. Therefore, all of her outstanding stock options will be deemed vested and restrictions on her restricted stock units will be deemed lapsed on that date. Otherwise, outstanding stock options vest and restrictions on restricted stock units lapse in equal installments on the first, second and third anniversaries of the grant dates.

(4)
Mr. Tokarz becomes retirement-eligible on January 29, 2013 pursuant to the terms of the 2006 Stock Plan. Therefore, all of his outstanding stock options will be deemed vested and restrictions on his restricted stock units will be deemed lapsed on that date. Otherwise, outstanding stock options vest and restrictions on restricted stock units lapse in equal installments on the first, second and third anniversaries of the grant dates.

Deferred Compensation
The Board adopted the Mueller Water Products, Inc. Directors' Deferred Fee Plan, as amended, under which non-employee directors may elect to defer all or a portion of their directors' fees. The Company credits the deferred fees, at each electing director's option, to either an income account or a stock equivalent account, or divides the fees between the two accounts. If a director elects the income account, the Company credits the director's fees otherwise payable as a dollar amount to the director's income account on the date such fees would otherwise have been paid. The Company credits the income account quarterly with interest at an annual rate equal to the yield of a 10-year U.S. Treasury Note at the beginning of such calendar quarter plus 1.00%. If a director elects the stock equivalent account, the Company converts the director's fees otherwise payable during a calendar quarter to stock equivalent shares equal in number to the maximum number of shares of Common Stock, or fraction thereof (to the nearest one hundredth (1/100) of one share), which could be purchased with the dollar amount of such fees at the closing market price of Common Stock on the first trading day of the following calendar quarter. The Company also credits the stock equivalent account with stock equivalent shares equal in number to the maximum number of shares of Common Stock, or fraction thereof (to the nearest one hundredth (1/100) of one share), which could have been purchased with the cash dividend, if any, which would have been payable had the participant been the owner of a number of shares of Common Stock equal to the number of stock equivalent shares credited to his account at the payment date for such dividend.
The Company makes deferred payments in January of the year determined by the non-employee director pursuant to an election filed with the Corporate Secretary of the Company. The payments may be made in any calendar year not earlier than the year in which the participant has his or her 72nd birthday or the year of the participant's termination of his or her services as a director, with the payment made in cash in one, five, ten or fifteen annual installments as determined by the participating director in his or her election form. During fiscal 2011, Mr. Tokarz was the only non-employee director who participated in this plan. Mr. Tokarz's deferred payments are maintained in a stock equivalent account.

REPORT OF THE COMPENSATION AND HUMAN RESOURCES COMMITTEE
The Compensation and Human Resources Committee participated in the preparation of the Compensation Discussion and Analysis, reviewing successive drafts and discussing the drafts with management. Based on its review and discussions with management, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company's 2012 Proxy Statement.

Compensation and Human Resources Committee
Joseph B. Leonard, Chairman
Jerry W. Kolb
Mark J. O'Brien
Bernard G. Rethore
Neil A. Springer

REPORT OF THE AUDIT COMMITTEE
The Audit Committee reported as follows with respect to the audit of the Company's consolidated financial statements for the year ended September 30, 2011:
The Audit Committee's responsibility is to monitor and oversee the Company's financial reporting, internal controls over financial reporting and audit functions. The Audit Committee has reviewed and discussed the consolidated financial statements with management and Ernst & Young LLP, the Company's independent registered public accounting firm for fiscal 2011. Management is responsible for the preparation, presentation and integrity of the Company's financial statements; accounting and financial reporting principles; establishing and maintaining disclosure controls and procedures (as defined in Rule 13a-15(e) under the Exchange Act); establishing and maintaining internal control over financial reporting (as defined in Exchange Act Rule 13a-15(f)); evaluating the effectiveness of disclosure controls and procedures; evaluating the effectiveness of internal control over financial reporting; and evaluating any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, internal control over financial reporting.
Ernst & Young LLP was responsible for performing an independent audit of the Company's consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America. Ernst & Young LLP was also responsible for performing an independent audit of, and expressing an opinion on, the Company's internal control over financial reporting.
The Audit Committee reviewed the report of management contained in the Company's annual report on Form 10-K for the year ended September 30, 2011 filed with the SEC, as well as Ernst & Young LLP's Reports of Independent Registered Public Accounting Firm included in the Company's annual report on Form 10-K related to its audits of the consolidated financial statements and the internal control over financial reporting.
The Audit Committee has discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees.” In addition, Ernst & Young LLP has provided the Audit Committee with the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence and the Audit Committee has discussed with Ernst & Young LLP their firm's independence.
Based on the foregoing discussions with and reports of management and the independent auditors of the Company and the Audit Committee's review of the representations of management, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company's annual report on Form 10-K for the year ended September 30, 2011.

Audit Committee
Neil A. Springer, Chairman
Thomas J. Hansen
Shirley C. Franklin
Jerry W. Kolb
Bernard G. Rethore

FEES AND SERVICES OF THE INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
The Audit Committee appointed Ernst & Young LLP as the independent registered public accounting firm to audit the Company's consolidated financial statements and internal control over financial reporting for the year ended September 30, 2011.
Fees Paid to the Independent Registered Public Accounting Firm
The following table sets forth the approximate aggregate fees that Ernst & Young billed to the Company during the fiscal years ended September 30, 2011 and 2010 (in millions).

	Fiscal 2011	Fiscal 2010
Audit fees (1)	$2.6	$2.8
Audit-related fees (2)	—	0.2
Tax fees	—	—
All other fees	—	0.7
Total fees	$2.6	$3.7

(1)
These amounts reflect fees for professional services performed by Ernst & Young LLP for the annual audits (including out-of-pocket expenses) and quarterly limited reviews of the Company's consolidated financial statements.

(2)
These amounts reflect fees for professional services performed by Ernst & Young LLP for assurance and related services that are reasonably related to the performance of the audit or review of the Company's financial statements and are not reported under the “Audit Fees” above (principally for work done by Ernst & Young LLP related to the August 2010 issuance of senior unsecured notes).

Pre-Approval of Services Performed by the Independent Registered Public Accounting Firm
The Company has adopted a policy regarding pre-approval of non-audit services to be performed by the Company's independent registered public accounting firm. Specifically, non-audit fees to be incurred by the Company's independent registered public accounting firm for services permitted by the Sarbanes-Oxley Act to be performed by such firm must be approved in advance by the Audit Committee Chair (for individual projects in amounts up to $100,000) or the Audit Committee.

BENEFICIAL OWNERSHIP OF COMMON STOCK
The following table furnishes information, as of December 5, 2011, as to: (A) shares of Common Stock beneficially owned by each current director and NEO; and (B) shares of Common Stock beneficially owned by all current directors and executive officers of the Company as a group. Except as indicated below, to the knowledge of Company management, each person indicated in the following table has sole voting and investment power as to the shares shown.
At December 5, 2011, there were 156,545,457 shares of Common Stock outstanding. Information related to Mr. Boyce is not included in the table. Mr. Boyce resigned from the Board in November 2011.

Name of Beneficial Owner (1)	Number of Shares of Common Stock Beneficially Owned (2)	Percent of Outstanding Common Stock
Howard L. Clark, Jr., Director	75,600	*
Shirley C. Franklin Director	22,990	*
Thomas J. Hansen, Director	14,492	*
Gregory E. Hyland, Chairman, President and Chief Executive Officer	3,054,109	1.9%
Jerry W. Kolb, Director	92,752	*
Joseph B. Leonard, Director	82,600	*
Mark J. O’Brien, Director	82,600	*
Bernard G. Rethore, Director	98,904	*
Neil A. Springer, Director	81,426	*
Lydia W. Thomas, Director	43,962	*
Michael T. Tokarz, Director	282,600	*
Evan L. Hart, Senior Vice President and Chief Financial Officer	538,541	*
Robert G. Leggett, Former Executive Vice President and Chief Operating Officer	460,186	*
Gregory S. Rogowski, President, Mueller Co.	379,138	*
Thomas E. Fish, President, Anvil	659,644	*
Paul Ciolino, President, U.S. Pipe	243,465	*
All directors and executive officers as a group (20 individuals)	7,104,075	4.5%

*	Less than 1% of outstanding common stock.

(1) The address of each of our directors and executive officers is c/o Mueller Water Products, Inc., 1200 Abernathy Road, N.E., Suite 1200, Atlanta, Georgia 30328.
(2)    Includes purchased Common Stock, vested and unvested restricted stock awards and vested options.
The Company believes that the following table is an accurate representation of beneficial owners of more than 5% of Common Stock. The information in the table is based on information furnished by the specified persons pursuant to Schedules 13D and 13G filed by each of them with the SEC and on the number of shares of Common Stock issued and outstanding at December 5, 2011.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common Stock, par value $0.01	Appaloosa Management L.P. (1) 51 John F. Kennedy Parkway Short Hills, NJ 07028	11,616,486	7.46%

	Blackrock, Inc. (2) 40 East 52nd Street New York, NY 10022	8,717,462	5.6%

	Invesco Ltd. (3) 1555 Peachtree Street NE Atlanta, GA 30309	8,668,826	5.56%

	JHL Capital Group Master Fund L.P. (4) P.O. Box 309 Ugland House, Grand Cayman KY1-1104, Cayman Islands	8,250,000	5.3%

(1) Based on a Schedule 13G (Amendment No. 1) filed on April 15, 2011, as of February 24, 2011 (i) Appaloosa Investment Limited Partnership I (“AILP”) reported beneficial ownership, shared voting power and shared dispositive power of 3,654,803 shares, (ii) Palomino Fund Ltd. (“Palomino”) reported beneficial ownership, shared voting power and shared dispositive power of 5,312,979 shares, (iii) Thoroughbred Fund L.P. (“TFLP”) reported beneficial ownership, shared voting power and shared dispositive power of 1,156,142 shares, (iv) Thoroughbred Master Ltd. (“TML”) reported beneficial ownership, shared voting power and shared dispositive power of 1,198,896 shares, (v) Appaloosa Management L.P. (“AMLP”) reported beneficial ownership, shared voting power and shared dispositive power of 11,322,792 shares and (vi) David A Tepper (“Mr. Tepper”) reported beneficial ownership of 11,616,486 shares, sole voting power and sole dispositive power of 293,694 shares and shared voting power and shared dispositive power of 293,694 shares. Based on the Schedule 13G referenced above, Mr. Tepper is the sole stockholder and the President of API. API is the general partner of, and Mr. Tepper owns a majority of the limited partnership interest in AMLP. AMLP is the general partner of AILP and TFLP, and acts as investment advisor to Palomino and TML.
(2) Based on a Schedule 13G filed on February 7, 2011, as of December 31, 2010 Blackrock, Inc. reported beneficial ownership, sole voting power and sole dispositive power of 8,717,462 shares.
(3) Based on a Schedule 13G filed on February 10, 2011, as of December 31, 2010 Invesco Ltd. reported beneficial ownership of 8,668,826 shares, sole voting power as to 8,662,626 shares and sole dispositive power as to 8,658,826 shares.
(4) Based on a Schedule 13G filed on August 4, 2011, as of August 3, 2011 (i) JHL Capital Group LLC (“JHL Capital Group”) reported beneficial ownership, shared voting power and shared dispositive power of 8,250,000 shares and (ii) JHL Capital group Master Fund L.P. (“Master Fund”) reported beneficial ownership, shared voting power and shared dispositive power of 8,250,000 shares. JHL Capital Group Master Fund GP Ltd. (“Master Fund GP”) is general partner of Master Fund. Based on the Schedule 13G referenced above, JHL Capital Group is the investment manager for Master Fund and 100% owner of Master Fund GP. James H. Litinsky holds a controlling interest in JHL Capital Group and serves as its managing member, as well as director of Master Fund and Master Fund GP.

GENERAL INFORMATION
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires executive officers and directors and persons who beneficially own more than 10% of a company's common stock (the “Reporting Persons”) to file initial reports of ownership and reports of changes in ownership with the SEC. Executive officers, directors and greater than 10% beneficial owners are required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file.
Based solely on a review of the copies of such forms furnished to the Company and written representations from the executive officers and directors, the Company believes that the Reporting Persons complied with all Section 16(a) filing requirements during fiscal 2011, except for Form 4s for Mr. Rogowski and Mr. Fish that were inadvertently filed one day and two days late, respectively, a Form 4 for Mr. Robert D. Dunn, the Company's Senior Vice President, Human Resources, that was inadvertently filed late and related to a vesting that occurred on October 8, 2010 and Form 5 filings that reported broker-initiated dividend reinvestment purchases by Mr. Fish and Mr. Dunn.
Other Business for Presentation at the Annual Meeting
The Board and management do not currently intend to bring before the Annual Meeting any matters other than those disclosed in the Notice of Annual Meeting of Stockholders, nor do they know of any business that other persons intend to present at the Annual Meeting. Should any other matter or business requiring a vote of stockholders arise, the persons named in the enclosed proxy intend to exercise the authority conferred by the proxy and vote the shares represented thereby in respect of any such other matter or business in accordance with their best judgment in the interest of the Company.
Other Information
Consolidated financial statements for Mueller Water Products, Inc. are included in the annual report on Form 10-K for the fiscal year ended September 30, 2011 filed with the SEC, Station Place, 100 F Street, N.E., Room 1580, Washington, D.C. 20549, and the New York Stock Exchange. A copy of the Form 10-K (excluding exhibits) will be furnished, without charge, by writing to the Corporate Secretary, Mueller Water Products, Inc., 1200 Abernathy Road, N.E., Suite 1200, Atlanta, Georgia 30328. The Form 10-K is also available on the Company's website at www.muellerwaterproducts.com.

STOCKHOLDER INFORMATION
Stockholder Proposals for Inclusion in 2013 Proxy Statement
The Company encourages stockholders to contact the Corporate Secretary prior to submitting a stockholder proposal or any time they have concerns about the Company. At the direction of the Board, the Corporate Secretary acts as the corporate governance liaison to stockholders.
If any stockholder intends to present a proposal for inclusion in the Company's proxy materials for the 2013 annual meeting of stockholders, such proposal must be received by the Company not later than the close of business at 5:00 P.M. (Eastern time) on August 17, 2012 for inclusion, pursuant to Rule 14a-8 under the Exchange Act, in the Company's proxy statement for such meeting. Such proposal also will need to comply with SEC regulations regarding the inclusion of stockholder proposals in Company-sponsored proxy materials. In order to allow the Company to identify the proposal as being subject to Rule 14a-8 and to respond in a timely manner, stockholder proposals must be submitted to the Office of the Corporate Secretary as follows:
Corporate Secretary
Mueller Water Products, Inc.
1200 Abernathy Road, N.E.
Suite 1200
Atlanta, Georgia 30328
Phone: 770-206-4232
Fax: 770-206-4260
Procedures for Business Matters and Director Nominations for Consideration at the 2013 Annual Meeting of Stockholders
The Company's Bylaws provide a formal procedure for bringing business before the annual meeting of stockholders. A stockholder proposing to present a matter or nominate a director for consideration at the 2013 annual meeting of stockholders is required to deliver a written notice to the Corporate Secretary of the Company, no earlier than the close of business at 5:00 P.M. (Eastern time) on August 19, 2012 and not later than September 18, 2012. In the event that the date of the 2013 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after the anniversary date of the Annual Meeting, the notice must be delivered to the Corporate Secretary of the Company not earlier than the 120th day prior to such 2013 annual meeting of stockholders and not later than the later of the 90th day prior to such 2013 annual meeting of stockholders or, if the number of directors to be elected to the Board at an annual meeting is increased and the first public announcement naming all the nominees for director or specifying the size of the increased Board is less than 100 days prior to the anniversary of the mailing date of proxy materials for the prior year's annual meeting, the 10th day following the day on which such public announcement is first made by the Company.
Notice Requirements for Business Matters
The notice must contain all of the information specified in Section 2.03(A)(3) of the Company's Bylaws, including the name and address of the stockholder and the beneficial owner on whose behalf the proposal is made, the class and number of shares of the Company's Common Stock owned beneficially by such stockholder and such beneficial owner, any derivative instrument directly or indirectly owned beneficially by such stockholder. The notice must also set forth a brief description of the business desired to be brought, the text of the proposal and the reasons for conducting such business at the annual meeting, and a description of all agreements, arrangements and understandings between such stockholder and beneficial owner, if any, and any other person or persons in connection with the proposal of such business by such stockholder. If the notice does not contain all of the information specified in Section 2.03(A)(3) of the Company's Bylaws, the proposed business will not be transacted at the annual meeting. Such Bylaw provisions are not intended to affect any rights of stockholders to request inclusion of proposals in the Company's proxy statement pursuant to Rule 14a-8 under the Exchange Act.
Pursuant to Rule 14a-4 under the Exchange Act, if a stockholder notifies the Company after November 2, 2012 of an intent to present a proposal at the Company's 2013 annual meeting of stockholders (and for any reason the proposal is voted upon at that annual meeting), the Company's proxy holders will have the right to exercise discretionary voting authority with respect to the proposal, if presented at the annual meeting, without including information regarding the proposal in its proxy materials.
The foregoing notice requirements will be deemed satisfied by a stockholder if the stockholder has notified the

Company of his intention to present a proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) under the Exchange Act and such stockholder's proposal has been included in a proxy statement that has been prepared by the Company to solicit proxies for such annual meeting. The Company may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Company.
Notice Requirements for Nomination of Directors
The Nominating Committee will consider stockholder recommendations for directors. Stockholder recommendations must be forwarded by the stockholder to the Corporate Secretary of the Company with biographical data about the recommended individual.
The Company's Bylaws provide the formal procedure for nominations by stockholders of director candidates. A stockholder intending to make such a nomination is required to deliver to the Corporate Secretary of the Company, a notice that contains all of the information specified in Section 2.03(A)(3) of the Company's Bylaws, including the name and address of the stockholder and the beneficial owner on whose behalf the proposal is made, the class and number of shares of the Company's stock owned beneficially by such stockholder and such beneficial owner, any derivative instrument directly or indirectly owned beneficially by such stockholder. As to each person, if any, whom the stockholder proposes to nominate for election or reelection to the Board, the notice must set forth all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected, and a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships between or among such stockholder and beneficial owner, if any, and each proposed nominee. If the notice does not contain all of the information specified in Section 2.03(A)(3) of the Company's Bylaws, the proposed business will not be transacted at the annual meeting. Such Bylaws provisions are not intended to affect any rights of stockholders to request inclusion of proposals in the Company's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

By Order of the Board
Gregory E. Hyland
Corporate Secretary
Mueller Water Products, Inc.
Atlanta, Georgia
December 14, 2011

Location for the 2012 Annual Meeting of Stockholders
Mueller Water Products, Inc.
Wednesday, January 25, 2011 at 10:00 A.M., local time
InterContinental Buckhead Hotel
3315 Peachtree Road, N.E., Atlanta, Georgia, 30326

From Hartsfield-Jackson ATL International Airport:	From I-85 (northeast of Atlanta):
Merge onto I-85 north	Merge onto I-26 west
Stay left to I-85 north/GA-403 north via exit 251 toward GA-400/Greenville	Take exit 14B to merge onto I-85 south toward Atlanta
Keep right to take GA-400 north via exit 87 toward Buckhead/Cumming	Take exit 88 for Lenox Rd. toward GA-400 north/Cheshire Bridge Rd.
Take the Lenox Rd./GA-141-CONN exit (exit 2) toward Buckhead	Turn left at Cheshire Bridge Rd.
Take the GA-141 east ramp toward Peachtree Rd.	Take first right onto Lindbergh Dr. N.E.
Merge onto Lenox Rd NE/GA-141 CONN East/Buckhead Loop Northeast	Turn right onto Piedmont Rd. N.E.
Turn right onto Peachtree Rd. Northeast/GA-141	Turn left at Peachtree Rd. N.E.
Hotel is on the left	Hotel is on the left
From Atlanta, Georgia:	From I-75 (north of Atlanta) :
Merge onto I-75 north/I-85 north/GA-401 north/GA-403 north via ramp on the left	Merge onto I-75 south via exit 185A toward Atlanta
Keep right to take GA-400 north via exit 87 toward Buckhead/Cumming	Take the W Paces Ferry Rd exit (exit 255 toward US-41/Northside Pkwy)
Follow the directions from Hartsfield-Jackson ATL Int’l Airport that are listed above.	Turn left onto W Paces Ferry Rd NW
From I-85 (southeast of Atlanta):	Cross over Peachtree Rd
Take I-85 north toward Atlanta.	Turn first left onto Bolling Way NE
Follow the directions from Hartsfield-Jackson ATL Int’l Airport that are listed above.	Turn right onto Peachtree Rd NE/GA-141
From I-75 (south of Atlanta):	Hotel is on the right.
Merge onto I-75 north toward Atlanta.
Follow the directions from Hartsfield-Jackson ATL Int’l Airport that are listed above.

Please note that attendance at the meeting will be limited to stockholders of Mueller Water Products, Inc. as of the record date (or their authorized representatives). You will be required to provide the admission ticket that is detachable from your proxy card or provide other evidence of ownership. If your shares are held by a bank or broker, please bring to the meeting your bank or broker statement evidencing your beneficial ownership of the Company's stock to gain admission to the meeting.

# YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

## We encourage you to take advantage of Internet or telephone voting. Both are available 24 hours a day, 7 days a week.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the annual stockholder meeting date.

# Mueller Water Products, Inc.

**INTERNET**
**http://www.proxyvoting.com/mwa**
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.

**OR**

**TELEPHONE**
**1-866-540-5760**
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

**Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.**

WO# 11454 Fulfillment# 11323

▼ **FOLD AND DETACH HERE** ▼

**THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE ELECTION OF DIRECTORS AND "FOR" ITEMS 2, 3 AND 4.**

Please mark your votes as indicated in this example ☒

| | FOR ALL | WITHHOLD FOR ALL | *EXCEPTIONS |
|---|---|---|---|
| **1. ELECTION OF DIRECTORS** | ☐ | ☐ | ☐ |

Nominees:

01 Howard L. Clark, Jr.
02 Shirley C. Franklin
03 Thomas J. Hansen
04 Gregory E. Hyland
05 Jerry W. Kolb
06 Joseph B. Leonard
07 Mark J. O'Brien
08 Bernard G. Rethore
09 Neil A. Springer
10 Lydia W. Thomas
11 Michael T. Tokarz

**(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box above and write that nominee's name in the space provided below.)**

*Exceptions____________________________________

| | FOR | AGAINST | ABSTAIN |
|---|---|---|---|
| 2. To approve, by non-binding vote, executive compensation. | ☐ | ☐ | ☐ |
| 3. To amend the Amended and Restated 2006 Stock Incentive Plan. | ☐ | ☐ | ☐ |
| 4. To ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for fiscal 2012. | ☐ | ☐ | ☐ |

Mark Here for Address Change or Comments SEE REVERSE ☐

**NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.**

Signature ____________________ Signature ____________________ Date __________

## *You can now access your Mueller Water Products, Inc. account online.*

Access your Mueller Water Products, Inc. account online via Investor ServiceDirect® (ISD).

BNY Mellon Shareowner Services, the transfer agent for Mueller Water Products, Inc., now makes it easy and convenient to get current information on your shareholder account.

- View account status
- View certificate history
- View book-entry information
- View payment history for dividends
- Make address changes
- Obtain a duplicate 1099 tax form

**Visit us on the web at www.bnymellon.com/shareowner/equityaccess**

**For Technical Assistance Call 1-877-978-7778 between 9am-7pm**

**Monday-Friday Eastern Time**

**Investor ServiceDirect®**

**Available 24 hours per day, 7 days per week**

**TOLL FREE NUMBER: 1-800-370-1163**

Choose **MLink**SM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to **Investor ServiceDirect®** at www.bnymellon.com/shareowner/equityaccess where step-by-step instructions will prompt you through enrollment.

**Important notice regarding the Internet availability of proxy materials for the Annual Meeting of shareholders.** The Proxy Statement and the 2011 Annual Report to Shareholders are available at: **http://www.proxyvoting.com/mwa**

▼ **FOLD AND DETACH HERE** ▼

## PROXY

## MUELLER WATER PRODUCTS, INC.

## 2012 Meeting of Stockholders – January 25, 2012

## THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints Gregory E. Hyland and Evan L. Hart and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Mueller Water Products, Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the 2012 Meeting of Stockholders of the Company to be held on January 25, 2012 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the meeting.

**Address Change/Comments**
**(Mark the corresponding box on the reverse side)**

BNY MELLON SHAREOWNER SERVICES
P.O. BOX 3550
SOUTH HACKENSACK, NJ 07606-9250

**(Continued and to be marked, dated and signed, on the other side)**

WO# 11454

Fulfillment# 11323

# Mueller Water Products, Inc.

**The Proxy Statement, Annual Report and other proxy materials are available at: http://www.proxyvoting.com/mwa**

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

## Mueller Water Products, Inc.

***If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed below on or before January 15, 2012 to facilitate timely delivery.***

**TO REQUEST PAPER COPIES OF PROXY MATERIALS:**
(please reference your 11-digit control number when requesting materials)

By opting out to receive printed materials, your preference for future proxy mailings will be kept on our file.

Telephone: **1-888-313-0164**
*(outside of the U.S and Canada call 201-680-6688)*

Email: **shrrelations@bnymellon.com**
*(you must reference your 11-digit control number in your email)*

Internet: **http://www.proxyvoting.com/mwa**

**SEE INSTRUCTIONS ON REVERSE SIDE TO VOTE YOUR SHARES**

*This is not a proxy card. You cannot use this notice to vote your shares.*

Dear Mueller Water Products, Inc. Stockholder:

Proposals to be considered at the Annual Meeting:

**Management recommends a vote “FOR” Items 1, 2, 3 and 4.**

The Board of Directors has fixed the close of business on November 28, 2011 as the record date (the “Record Date”) for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment(s) thereof.

**CONTROL NUMBER**

**YOU MUST REFERENCE YOUR 11-DIGIT CONTROL NUMBER WHEN YOU REQUEST A PAPER COPY OF THE PROXY MATERIALS OR TO VOTE YOUR PROXY ELECTRONICALLY.**

11454

**Meeting Location:**

InterContinental Buckhead Hotel
3315 Peachtree Road, N.E.
Atlanta, GA 30326

**The following Proxy Materials are available for you to review online:**

- the Company's 2011 Proxy Statement;
- the Company's Annual Report for the year ended September 30, 2011; and
- any amendments to the foregoing materials that are required to be furnished to stockholders.

**To request a paper copy of the Proxy Materials:**

*(you must reference your 11-digit control number located on the reverse side of this form)*

Telephone: **1-888-313-0164** (outside of the U.S and Canada call 201-680-6688)
Email: **shrrelations@bnymellon.com** *(you must reference your 11-digit control number in your email)*
Internet: **http://www.proxyvoting.com/mwa**

**The Proxy Materials for Mueller Water Products, Inc. are available to review at:**

**http://www.proxyvoting.com/mwa**

Have this notice available when you request a PAPER copy of the Proxy Materials, when you want to view your proxy materials online,
OR WHEN YOU WANT TO VOTE YOUR PROXY ELECTRONICALLY.

## HOW TO VOTE BY INTERNET

*We encourage you to review the proxy materials online before voting.*

Use the Internet to vote your shares. On the landing page of the above website in the box labeled "To Vote Your Shares by Internet" click on **"Vote Now"** to access the electronic proxy card and vote your shares. Have this letter in hand when you access the website.

You will need to reference the 11-digit control number located on the reverse side.

11454